The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 10, 2024

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-260511

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 17, 2021)

Contango ORE, Inc.

$

      Units

Contango ORE, Inc. (the “Company” or “Contango”) is hereby offering to sell an aggregate of       units (“Units”) at a price of $    per Unit for aggregate gross proceeds of $   . Each Unit consists of one share of the Company’s common stock, par value $0.01 per share (the “common stock”) and one-half of one warrant to purchase one share of common stock (each whole common share purchase warrant, a “Warrant”). Each Warrant is exercisable to purchase one share of common stock (the “Warrant Shares”) at an exercise price of $    per Warrant for a period of 36 months following the closing date of this offering, subject to adjustment as described in “Description of Securities—Warrants to be Issued in this Offering.” The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of the common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $    per share (subject to certain trading volume requirements). See “Description of Securities—Warrants to be Issued in this Offering—Redemption”. This prospectus supplement to the accompanying prospectus of the Company which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 17, 2021 (the “prospectus”) relates to the offering of the Units, the shares of common stock and Warrants comprising the Units and the Warrant Shares issuable upon exercise of the Warrants.

Our common stock is traded on the NYSE American under the symbol “CTGO”. The last reported sales price of our common stock on the NYSE American on June 7, 2024 was $23.77 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER THE “RISK FACTORS” SECTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN, BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see the “Underwriting“ section of this prospectus supplement.
(2)	Does not give effect to any exercise of the Warrants being issued in this offering.

The underwriters expect to deliver the shares of common stock and the Warrants on or about    , 2024, subject to customary closing conditions.

Joint Book Runners

Canaccord Genuity	Cormark Securities

Prospectus supplement dated    , 2024.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated November 17, 2021. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC on October 26, 2021, and amended on November 12, 2021, utilizing the SEC’s “shelf” registration process, and that was declared effective by the SEC on November 17, 2021. Under this shelf registration process, we may, from time to time, sell common stock and other securities, of which this offering is a part.

The first part of this prospectus supplement, including the documents incorporated by reference, describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus after the date of this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

Before you invest in our common stock or Warrants, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and Warrants in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock and Warrants in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus supplement and the accompanying prospectus, which is contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project. The Company has no known mineral reserves and readers are specifically cautioned not to assume that any part of mineral deposits (including any mineral resources) will ever be converted into mineral reserves.

Each of the Technical Report Summaries for the Manh Choh Project and the Lucky Shot Project (each as defined below) have been prepared in accordance with S-K 1300 and are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Contango Properties (as defined below) and the Peak Gold JV Property (as defined below);

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include among others:

•	Ability to raise capital to fund capital expenditures and repayment of indebtedness;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the HighGold Acquisition (as defined below);

•	Disruption from the HighGold Acquisition and transition of HighGold’s management to the Company, including as it relates to maintenance of business and operational relationships;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Risks associated with exploring in the mining industry;

•	Timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Impact of new and potential legislative and regulatory changes on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•	Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” all other information included or incorporated by reference herein or therein, and the consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Contango ORE engages in exploration for gold ore and associated minerals in Alaska. The Company conducts its operations through three primary means:

•

a 30.0% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (“LSA”) (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims for exploration from Alaska Hard Rock, Inc. The property, located in the Willow Mining District about 75 miles north of Anchorage, Alaska, contains three former producing gold mines within the patented claims (“Lucky Shot” or the “Lucky Shot Project”); and

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska (the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”). The Company relinquished approximately 69,000 acres located on the Eagle/Hona Property in November 2022. The Company retained essentially all of the acreage where drilling work was performed in 2019 and reconnaissance work in 2021, and used sampling data to determine which acreage should be released.

The Lucky Shot Project and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”.

The Company’s Manh Choh Project has commenced ore mining and stockpiling at the Fort Knox facility. All other projects are in the exploration stage.

The Company has been involved, directly and through the Peak Gold JV, in the exploration of the Manh Choh Project since 2010, which has resulted in the identification of two mineral deposits (Main and North Manh Choh) and several other gold, silver, and copper prospects. The other 70.0% membership interest in the Peak

Gold JV is owned by KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”). Kinross is a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The Peak Gold JV plans to mine ore from the Main and North Manh Choh deposits and then process the ore at the existing Fort Knox mining and milling complex located approximately 240 miles (400 km) away in Fairbanks, Alaska. The Peak Gold JV has entered into an Ore Haul Agreement with Black Gold Transport, located in North Pole, Alaska to transport the run-of-mine ore from the Manh Choh Project to the Fort Knox facilities. The use of the Fort Knox facilities is expected to accelerate the development of the Peak Gold JV Property and result in reduced upfront capital development costs, smaller environmental footprint, a shorter permitting and development timeline and less overall execution risk for the Peak Gold JV to advance the Main and North Manh Choh deposits to production. Peak Gold JV has also entered into a contract with Kiewit Mining Group to provide contract mining and site preparation work at the Manh Choh Project. The Peak Gold JV will be charged a toll for using the Fort Knox facilities pursuant to a toll milling agreement by and between the Peak Gold JV and Fairbanks Gold Mining, Inc., which was entered into and became effective on April 14, 2023.

Kinross released a combined feasibility study for the Fort Knox mill and the Peak Gold JV in July 2022. Also, in July 2022, Kinross announced that its board of directors (the “Kinross Board”) made a decision to proceed with development of the Manh Choh Project. Effective December 31, 2022, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), KG Mining, and the Peak Gold JV executed the First Amendment to the Amended and Restated Limited Liability Company Agreement of the Peak Gold JV (as amended, the “A&R JV LLCA”). The First Amendment to the A&R JV LLCA provides that, beginning in 2023, the Company may fund its quarterly scheduled cash calls on a monthly basis. The Peak Gold JV management committee (the “JV Management Committee”) has approved budgets for 2023 and 2024, with cash calls totaling approximately $248.1 million, of which the Company’s share is approximately $74.4 million. As of March 31, 2024, the Company had funded $62.7 million of the budgeted cash calls.

Work on the Lucky Shot Property has been ongoing since late 2021. Underground work includes rehabilitation of approximately 442 meters of existing drift and the addition of 612 meters of new drift and 3,816 meters of underground HQ core exploration drilling. In August 2023, the Company began executing a program to complete surface drilling on the Coleman segment of the Lucky Shot vein. The program was shut down in September 2023 due to challenging weather conditions.

On the Shamrock and Eagle/Hona Properties, the Company conducted surface mapping and sampling programs during 2021.

The Company’s fiscal year end is December 31. On November 14, 2023, the Company’s board of directors approved a change in the Company’s fiscal year end from June 30 to December 31, effective December 31, 2023.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus supplement.

Recent Developments

HighGold Acquisition

On May 1, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”), by and among the Company, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia and a wholly owned subsidiary of the Company, and HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), pursuant to which the Company intends to acquire 100% of the outstanding equity interests of HighGold (the “HighGold Acquisition”).

Under the terms of the Arrangement Agreement, each HighGold share of common stock will be exchanged for 0.019 shares of Contango common stock (the “Exchange Ratio”) based on the volume weighted average price (“VWAP”) of Contango shares on the NYSE American for the five-day period ending on May 1, 2024. The Exchange Ratio implies total consideration of approximately $0.40 per HighGold share and total HighGold equity value of approximately $37 million. Upon completion of the HighGold Acquisition, existing Contango shareholders will own approximately 85% and HighGold shareholders will own approximately 15% of the combined company. In connection with the HighGold Acquisition, Contango will grant to HighGold the right to appoint one director to Contango’s board of directors.

Closing of the HighGold Acquisition is subject to customary closing conditions and is expected to occur in July 2024. The Arrangement Agreement contains customary representations, warranties and covenants and also includes indemnification provisions under which the parties have agreed to indemnify each other against certain liabilities.

There can be no assurance that the HighGold Acquisition will close when or as expected or that we will realize the expected benefits from the HighGold Acquisition. Neither the completion of this offering nor the HighGold Acquisition is contingent upon the completion of the other. As a result, it is possible that this offering occurs and the HighGold Acquisition does not occur. Please see “Risk Factors.

Avidian Alaska Acquisition

On May 1, 2024, the Company entered into a stock purchase agreement with Avidian Gold Corp. (“Avidian”) pursuant to which the Company has agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc., for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the “Avidian Acquisition”).

Closing of the Avidian Acquisition is subject to customary closing conditions and is expected to occur in July 2024.

Preliminary First Quarter 2024 Derivatives and Hedging Activities

For the three months ended March 31, 2024, the Company expects to record a non-cash loss of $15,625,330 related to a fair value adjustment on a series of gold hedging agreements. The hedging agreements, entered into with ING Capital LLC and Macquarie Bank Limited in accordance with the Company’s obligations under its certain Credit and Guarantee Agreement, by and among the Company, its subsidiaries, ING Capital LLC and Macquarie Bank Limited, relate to the sale of an aggregate of 124,600 ounces of gold at a weighted average price of $2,025 per ounce. Gold prices have been increasing relative to the settlement weighted average price, leading to the non-cash fair value adjustment loss. The Company has not settled any of the gold forward agreements as delivery of the gold ounces does not commence until the second half of 2024.

The Offering

Units offered by us

      Units.

Each Unit consists of one share of common stock and one-half of one warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant is exercisable to purchase one Warrant Share at an exercise price of $    per Warrant for a period of 36 months following the closing date of this offering, subject to adjustment as described in as described in “Description of Securities—Warrants to be Issued in this Offering”. The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of the common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $    per share (subject to certain trading volume requirements). See “Description of Securities—Warrants to be Issued in this Offering—Redemption.”

Offering price	$ for each Unit, each consisting of one share of common stock and one-half of one Warrant.

Common stock to be outstanding following the offering(1)	shares of common stock, assuming none of the Warrants issued in this offering are exercised.

Lock-ups	Our officers and directors will enter into lock-up agreements restricting the transfer of shares of or securities relating to our capital stock for 90 days after the date of this prospectus, subject to certain exceptions.

Use of proceeds

We expect to receive net proceeds to us from this offering of approximately $    million after deducting underwriting discounts and estimated offering expenses.

We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from this offering for general corporate purposes, which may include working capital, continued exploration of the Lucky Shot project and exploration of HighGold’s Johnson Tract project, part of the HighGold Acquisition, which the Company anticipates closing in July 2024. See the “Use of Proceeds” section of this prospectus supplement for more information.

Risk factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and the underlying prospectus and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

NYSE American symbol

“CTGO”

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

(1)	The number of shares of common stock is based on 9,631,684 shares outstanding as of May 14, 2024, which includes 429,153 shares of unvested restricted stock, and excludes:

•	501,000 shares of common stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $14.50 and $28.90, respectively;

•	473,026 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants or conversion of convertible notes described above and no exercise of the Warrants purchased in this offering.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and in our transition report on Form 10-K, as amended, and other reports that we file with the SEC which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to This Offering and Our Common Stock and Warrants

You may experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You may incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to       Units offered in this offering at a public offering price of $    per Unit, and after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $    per share. We have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options and/or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock or Warrants in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions, may be higher or lower than the price per share in this offering. As a result, purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Until such time, if ever, we can generate substantial revenues, we expect to finance our cash needs through a combination of additional equity offerings and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development or future commercialization efforts.

The Company’s common stock is thinly traded.

As of May 14, 2024, there were approximately 9.6 million shares of the Company’s common stock outstanding, with directors and officers beneficially owning approximately 17.4% of our outstanding common stock. Our common stock is listed on the NYSE American under the symbol “CTGO”. Although our common stock is listed on the NYSE American, trading has been irregular and with low volumes and therefore the market price of our common stock may be difficult to ascertain. Since the Company’s common stock is thinly traded (average trading volume of approximately 26,590 shares of common stock per day for the previous three months), the purchase or sale of relatively small common stock positions may result in disproportionately large increases or decreases in the price of the Company’s common stock.

Our failure to meet the continued listing requirements of the NYSE American could result in a delisting of our common stock.

On November 19, 2021, our common stock was approved for listing on the NYSE American, LLC, and began trading on such exchange on November 24, 2021. If we fail to satisfy the continued listing requirements of the NYSE American, such as the corporate governance requirements or the minimum closing bid price requirement, the exchange may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with applicable exchange requirements, such as stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below such exchange’s minimum bid price requirement, or prevent future non-compliance with such exchange’s listing requirements.

There is no public market for the Warrants being offered by us in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the purchase Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

The redemption of the Warrants issued in this offering may require potential investors to sell or exercise the Warrants at a time that may be disadvantageous for them.

The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior written notice, at any time after the date on which the closing price of the common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $    per share (subject to certain trading volume requirements). See “Description of Securities—Warrants to be Issued in this Offering—Redemption.” If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price of $0.001 per Warrant. Notice of redemption of the Warrants could force holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so or to sell the Warrants at the current market price when they might otherwise wish to hold the Warrants or accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption.

The Warrants are speculative in nature. You may not be able to recover your investment in the Warrants, and the Warrants may expire worthless.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the Warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the Warrants, you will have no rights with respect to our common stock issuable upon exercise of the Warrants, including the right to vote. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Company does not intend to pay dividends in the foreseeable future.

For the foreseeable future, the Company intends to retain any earnings to finance the development of its business, and the Company does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors of the Company (the “Board”) and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that the Board considers relevant. Accordingly, investors must rely on sales of their common stock after any price appreciation, which may never occur, as the only way to realize a return on their investment.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our amended and restated certificate of incorporation authorizes our Board to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of our preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of a class or series of our preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of our preferred stock could affect the residual value of our common stock.

If securities or industry analysts adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

We are taxed as a corporation for U.S. federal income tax purposes.

We will pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently 21%, and will pay state and local income tax at varying rates. Distributions will generally be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits will flow through to you. In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of state budget deficits and other reasons, several states are evaluating ways to subject corporations to additional forms of taxation. We will be subject to a material amount of entity-level taxation, which will result in a material reduction in the anticipated cash flow and after-tax return to our stockholders.

A non-U.S. holder of our common stock will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our common stock unless (i) our common stock is regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.

A non-U.S. holder of our common stock generally will incur U.S. federal income tax on any gain realized upon a sale or other disposition of our common stock to the extent our common stock constitutes a “United States real property interest” (“USRPI”), under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes stock in a “United States real property holding corporation.” Because fifty percent (50%) or more of the fair market value of our assets consists of United States real property interests, we are, and expect to continue to be for the foreseeable future, a “United States real property holding corporation.”

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were “effectively connected” with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain. A non-U.S. holder that is a foreign corporation and not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such gain.

However, if our common stock is regularly traded on an established securities market (the “Regularly Traded Exception”), then gains realized upon a sale or other disposition of our common stock will not be treated as gains from the sale of a USRPI, as long as the non-U.S. holder did not own: (i) more than 5% of our common stock at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder’s holding period for its common stock; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the common stock on such date. Our common stock currently trades on the NYSE American. If our common stock is delisted, it is uncertain whether our common stock will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the common stock will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges, or otherwise disposes of such securities. In the event that our common stock does not meet the Regularly Traded Exception, then gains recognized by a non-U.S. holder upon a sale or other disposition of our common stock will be subject to tax under FIRPTA unless an exemption applies. The foregoing summary is qualified in its entirety by the discussion contained herein under the heading “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.”

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may, upon completion of the offering of securities described in this prospectus supplement, or in the future as a result of subsequent shifts in our stock ownership, experience, an “ownership change.” Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Code may occur in the foreseeable future, or whether there have been due to the costs and complexities associated with such a study. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

The tax treatment of corporations or an investment in our common stock could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of corporations, including us, or an investment in our common stock may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect corporations. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet our cash flow needs for operations, acquisitions or other purposes. We are unable to predict whether any of these changes or other proposals will be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common stock.

Anti-takeover provisions of the Company’s certificate of incorporation, bylaws and Delaware law could adversely affect a potential acquisition by third parties.

On September 23, 2020, the Company adopted a limited duration stockholder rights agreement (the “Rights Agreement”). Pursuant to the Rights Agreement, the Board declared a dividend of one preferred stock purchase right for each share of the Company’s common stock held of record as of October 5, 2020. The Rights Agreement is designed to deter coercive takeover tactics and to prevent an acquirer from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The existence of the Rights Agreement, however, could have the effect of making it more difficult for a third party to acquire a majority of Company’s outstanding common stock, and thereby adversely affect the market price of the Company’s common stock. The Board has approved a series of amendments to the Rights Agreement to extend the expiration date, most recently through September 23, 2024.

In addition, the Company’s certificate of incorporation, bylaws and the Delaware General Corporation Law contain provisions that may discourage unsolicited takeover proposals. These provisions could have the effect of inhibiting fluctuations in the market price of the Company’s common stock that could result from actual or rumored takeover attempts, preventing changes in the Company’s management or limiting the price that investors may be willing to pay for shares of common stock. Among other things, these provisions:

•	Limit the personal liability of directors;

•	Limit the persons who may call special meetings of stockholders;

•	Prohibit stockholder action by written consent;

•	Establish advance notice requirements for nominations for election of the Board and for proposing matters to be acted on by stockholders at stockholder meetings;

•	Require us to indemnify directors and officers to the fullest extent permitted by applicable law; and

•	Impose restrictions on business combinations with some interested parties.

Our management has discretion in the use of the net proceeds of this offering and may not use the proceeds effectively.

Because we have not specifically designated the amount of net proceeds from this offering, our management will have discretion as to the application of the net proceeds from this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Warrants issued pursuant to this offering, will be approximately $   . We cannot predict when or if the Warrants will be exercised, and it is possible the Warrants may expire and/or never be exercised.

We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from this securities offering for general corporate purposes, which may include working capital, continued exploration of the Lucky Shot project and exploration of HighGold’s Johnson Tract project, part of the HighGold Acquisition, which the Company anticipates closing in July 2024.

However, management of Contango will have discretion with respect to the actual use of the net proceeds of the offering, and there may be circumstances where, for sound business reasons, a reallocation of the net proceeds is necessary. See “Risk Factors.”

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF SECURITIES

Common Stock

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus.

Warrants to be Issued in this Offering

The following is a brief summary of certain terms and provisions of the Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the Form of Warrant, which will be included as an annex to the underwriting agreement filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the Form of Warrant for a complete description of the terms and conditions of the Warrants. All Warrants will be issued in certificated form.

Exercise Price, Duration, and Exercisability

The exercise price per share of common stock under the Warrant shall be $   , subject to adjustment if the Company issues other securities in certain circumstances. Exercise of the Warrants may be made, in whole or in part, at any time or times on or after the issuance date of the Warrants and on or prior to 5:30 p.m. (New York Time) on      , 2027.

Exercise of the Warrants shall be effected by delivery to us of a notice of exercise in the form specified in the Warrant agreement. Within one (1) trading day following the date of exercise, the holder shall deliver to us the aggregate exercise price specified in the applicable notice of exercise, and within the earlier of (i) two (2) trading days and (ii) the number of trading days comprising a standard settlement period following the date of the notice of exercise, the Company or its transfer agent shall issue the number of shares of common stock to which the holder is entitled pursuant to such exercise in book-entry form. Partial exercises of the Warrants resulting in purchases of a portion of the total number of shares of common stock available under each Warrant available shall have the effect of lowering the outstanding number of Warrant Shares purchasable in an amount equal to the applicable number of Warrant Shares purchased.

Redemption

The Warrants will be redeemable at our option, in whole or in part, at a redemption price equal to $0.001 per Warrant upon 30 days’ prior notice (which may be made via publication of a press release), at any time after (a) the date on which the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $    and (b) the average daily trading value (ADTV) of the Company’s common stock is equal to or exceeds $   , for two consecutive trading days. The average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of our common stock shall be based on market data provided by Bloomberg L.P. If notice of redemption is made via publication of a press release, no other form of notice or publication will be required. If we call the Warrants for redemption, the holders of the Warrants will then have to decide whether to sell Warrants, exercise them before the close of business on the business day preceding the specified redemption date or hold them for redemption.

Exercise Limitations

The Warrants shall not be exercisable to the extent that after giving effect to such issuance as set forth on the applicable notice of exercise, the holder would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon the holder’s exercise of the Warrants (the “Maximum Percentage”). The holder, upon notice to us, may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of the Warrants by the holder if exceeding that limit would result in a change in control under NYSE Listed Company Manual Section 312.03(c) or any successor rule). Any increase in the Maximum Percentage shall not be effective until the 61st day after such notice is delivered to us.

No Fractional Shares

No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole share.

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the Warrants are subject to adjustment upon any subdivision or combination of the common stock, including stock dividends, stock splits, reverse stock splits, recapitalizations, or otherwise.

Rights Upon Distribution of Assets; Purchase Rights

If at any time we shall declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holder of our common stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock, or other securities, property, or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of rearrangement, or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrants, then in each such case (a) any exercise price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of our common stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such exercise price by a fraction of which (i) the numerator shall be the weighted average price of the shares of our common stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by our Board of Directors) applicable to one share of our common stock, and (ii) the denominator shall be the weighted average price of the shares of our common stock on the trading day immediately preceding such record date; and (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of our common stock issuable upon conversion of the Warrant Shares immediately prior to the close of business on the record date fixed for the determination of holders of shares of our common stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a).

In addition, if any at time we grant, issue, or sell any options, convertible securities or rights to purchase stock, warrants, securities, or other property pro rata to all of the record holders of our common stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the Warrant Shares (without regard to any limitation on the exercise of the Warrant) immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights.

Fundamental Transactions

In the event of any “fundamental transaction,” as described in the Warrant and generally including any merger with or into another entity; sale, lease, license, or transfer of all or substantially all of our assets; tender offer or exchange offer; or reclassification, reorganization, or recapitalization of our shares of common stock, then upon any subsequent exercise of the Warrant, the holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder (without regard to any beneficial ownership limitations on the exercise of the Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Warrant Shares for which the Warrant is exercisable immediately prior to such fundamental transaction (without regard to any beneficial ownership limitations on the exercise of the Warrant). The Company shall cause any successor entity in a fundamental transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under the Warrant pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such fundamental transaction.

Transferability

The Warrants and all rights thereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of the Warrants to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes, if applicable.

No Rights as a Stockholder

The Warrants do not entitle the holder to any voting rights, dividends, or other rights as a stockholder of the Company prior to the exercise of the Warrants except as otherwise set forth in the Warrants.

Authorized and Unreserved Shares of Common Stock

So long as the Warrants remain outstanding, we are required to reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of all of the Warrants then outstanding.

Amendments and Waivers

The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the respective holder.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Warrants will be limited.

DILUTION

If you invest in our shares of common stock in this offering, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you purchase in this offering, and the net tangible book value per share of common stock immediately after this offering.

Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. As of March 31, 2024, our net tangible book value was approximately -$34,049,820, or -$3.54 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of March 31, 2024.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering.

After giving effect to the sale of the shares in this offering at the public offering price of $    per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $    or approximately $    per share of common stock, as of March 31, 2024. This represents an immediate increase in net tangible book value of approximately $    per share to existing stockholders and an immediate dilution of approximately $    per share to investors in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share	$
Net tangible book value per share as of March 31, 2024		($3.54)
Increase in net tangible book value per share attributable to this offering	$

As adjusted net tangible book value per share as of March 31, 2024	$

Dilution per share to investors participating in this offering	$

The discussion and table above assume no exercise of the Warrants sold in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

The discussion and table above are based on 9,616,084 shares of common stock outstanding as of March 31, 2024, which includes 429,153 shares of unvested restricted stock, and excludes:

•	501,000 shares of common stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $14.50 and $28.90, respectively;

•	473,026 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants or conversion of convertible notes described above, including the Warrants purchased in this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2024. Such information is set forth:

•	on an actual basis; and

•

on a pro forma as adjusted basis, giving effect to the sale of the shares in this offering at a public offering price of $    per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time with the SEC.

	As of March 31, 2024
	Actual	As Adjusted
	(in thousands, except per share amounts)
Cash and cash equivalents	$7,618	$

Current Assets	9,042
Total Assets	$66,159
Total liabilities	100,209
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 45,000,000 shares authorized, 9,616,084 shares issued and 9,613,604 shares outstanding as of March 31, 2024	96
Additional paid-in capital	$125,441
Accumulated Deficit	(159,539)
Total stockholders’ equity (deficit)	(34,050)
Total Liabilities and Stockholders Equity	$66,159

The calculation in the table above excludes as of March 31, 2024:

•	429,153 shares of unvested restricted stock, and excludes:

•	501,000 shares of common stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $14.50 and $28.90, respectively;

•	473,026 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the securities being offered. Canaccord Genuity LLC and Cormark Securities Inc. are acting as representatives of the underwriters (the “representatives”). Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase from us the number of securities set forth opposite their name below:

	Number of Shares	Number of Warrants
Underwriter
Canaccord Genuity LLC
Cormark Securities Inc.

TOTAL

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Our common stock is listed on NYSE American under the symbol “CTGO.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on NYSE American, any other national securities exchange or any other nationally recognized trading system.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Discounts

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us from the sale of the Units offered hereby.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $   . Additionally, we have agreed to reimburse the underwriters for expenses, including the fees and expenses of counsel for the underwriters, in an amount not to exceed $125,000.

The underwriters propose to offer the securities at the offering price set forth on the cover of this prospectus supplement. If all of the securities are not sold at the offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities to any accounts over which they have discretionary authority.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over the counter market or otherwise.

Lock-up Agreements

Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, without the prior written consent of the representatives, for a period of 90 days after the date of the pricing of the offering.

Electronic Offer, Sale and Distribution of Securities

A prospectus supplement in electronic format may be made available on the website maintained by the underwriters and the underwriters may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of Units for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on this website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us or our affiliates, for which they have received or will receive customary fees and expenses. In addition, Cormark Securities Inc. is acting as our financial advisor in connection with the HighGold Acquisition.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that offers of any shares may be made to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each such person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to, and with each of the representatives and the Company that it is a “qualified investor” as defined under the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined, or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In addition, in the United Kingdom, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Order”); and/or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of any shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom who is not a relevant person should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to prospective investors in the Russian Federation

This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Notice to prospective investors in Kazakhstan

This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the issuer and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The issuer has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Notice to prospective investors in the United Arab Emirates

This prospectus has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale and/or marketing of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

The shares may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (“SIX”) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Cyprus

Each of the underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the shares, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the shares other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences arising from and relating to the acquisition of shares of common stock acquired as part of the Units (for purposes of this summary, “Shares”), the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the United States federal income tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and United States court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed or subject to differing interpretations in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares, Warrants and Warrant Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Shares, Warrants and Warrant Shares acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A Non-U.S. Holder should review the discussion under the heading “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares, Warrants and Warrant Shares” below for more information. Non-U.S. Holders should consult with their own tax advisor regarding the tax consequences of acquiring, ownership and disposing of Shares, Warrants and Warrant Shares.

Holders Subject to Special United States Federal Income Tax Rules

This summary deals only with persons or entities who hold Shares, Warrants or Warrant Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; former citizens or former long-term residents of the U.S.; persons holding Shares, Warrants or Warrant Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Shares, Warrants or Warrant Shares as a result of a constructive sale; entities that acquire Shares, Warrants and Warrant Shares that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships; S corporations and shareholders of such corporations; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired Shares, Warrants, or Warrant Shares in connection with the exercise of employee stock options or otherwise as consideration for services; holders that are subject to special tax accounting rules; persons subject to the U.S. federal alternative minimum tax; holders that are “controlled foreign corporations” or “passive foreign investment companies;” corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; corporations that accumulate earnings to avoid U.S. federal income tax; or U.S. Holders (as defined below) that hold our Shares, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the United States state and local, United States federal estate and gift, United States federal net investment income tax, United States federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares. Each holder should consult its own tax advisors regarding the United States state and local, United States federal estate and gift, United States federal net investment income tax, United States federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares.

Certain Material U.S. Federal Income Tax Consequences of the Purchase of Units to U.S. Holders and Non-U.S. Holders

For U.S. federal income tax purposes, the purchase of a Unit by U.S. Holders and Non-U.S. Holders will be treated as the purchase of two components: a component consisting of one Share and a component consisting of one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the holder. This allocation of the purchase price for each Unit will establish a holder’s initial tax basis for U.S. federal income tax purposes in the Share and one-half of one Warrant that comprise each Unit.

For purposes of determining the initial tax basis, we will allocate $    of the purchase price for each Unit to the Share and $0.01 of the purchase price for each Unit to the one-half of one Warrant. However, the IRS will not be bound by our allocation of the purchase price for the Units, and, therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

U.S. Federal Income Tax Consequences to U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder or the day following the date of exercise of the Warrant.

In certain limited circumstances (as described under “Description of Securities – Warrants”), a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a current maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. (See the more detailed discussion of the rules applicable to distributions made by us at “U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Warrant Shares—Distributions” below).

U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Warrant Shares

Distributions

Distributions (including constructive distributions) made on Shares and Warrant Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. However, with respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares and thereafter as capital gain from the sale or exchange of such Shares or Warrant Shares, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Warrant Shares,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Warrant Shares

Upon the sale, certain qualifying redemptions, or other taxable disposition of Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Shares or Warrant Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a current maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Other U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Shares and Warrant Shares and to the proceeds of a sale of Shares, Warrants or Warrant Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares, Warrants and Warrant Shares and the Exercise and Disposition of Warrants

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares”); however, as discussed under “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares” below, a Non-U.S. Holder will recognize gain or loss on the exercise of the Warrant if we are or have been a USRPHC during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the exercise of the Warrant. If no gain or loss is recognized on the exercise of a Warrant, a Non-U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such Non-U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such Warrant. It is unclear whether a Non-U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such Non-U.S. Holder or the day following the date of exercise of the Warrant.

In certain limited circumstances (as described under “Description of Securities—Warrants”), a Non-U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

Subject to the discussion under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares” below, a Non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such Non-U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss (provided that the Warrant Share to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the Non-U.S. Holder), which will be long-term capital gain or loss if the Warrant is held for more than one year. Any such gain recognized by a Non-U.S. Holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares,” below.

Expiration of Warrants without Exercise

Subject to the discussion under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares” below, upon the lapse or expiration of a Warrant, a Non-U.S. Holder will recognize a loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Dividends” below.

Dividends

Distributions on Shares or Warrant Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Shares or Warrant Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares,” below. Any dividends paid to a Non-U.S. Holder with respect to Shares or Warrant Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E, unless the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Shares or Warrant Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares

In general, a Non-U.S. Holder of Shares, Warrants or Warrant Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Shares, Warrants or Warrant Shares, unless:

•

the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•

the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

•

we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Shares, Warrants or Warrant Shares; provided, with respect to the Shares and Warrant Shares, that as long as our common stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the sale of Shares or Warrant Shares under this rule unless the Non-U.S. Holder has owned: (i) more than 5% of our common stock at any time during such 5-year or shorter period; (ii) Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our common stock; or (iii) our aggregate equity securities with a fair market value on the date acquired in excess of 5% of the fair market value of the our common stock on such date (in any case, a “5% Shareholder”). Since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception and would thus likely be subject to taxation on any gain if sold, exchanged, or otherwise disposed of. In determining whether a Non-U.S. Holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. Non-U.S. Holders should be aware that we believe we currently are, and expect to continue to be for the foreseeable future, a USRPHC. Our common stock currently trades on the NYSE American. At this time, it is uncertain whether our common stock will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the Shares, Warrants or Warrant Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. A Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period. In such case, the effectively connected gain or loss will be subject to U.S. federal income tax. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Shares and Warrant Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Shares, Warrants and Warrant Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the

Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on Shares or Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non- financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which the Shares or Warrant Shares is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on the Shares or Warrant Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Shares, Warrants or Warrant Shares, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of Shares, Warrants or Warrant Shares in respect of amounts withheld.

Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in Shares, Warrants or Warrant Shares.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Dorsey & Whitney LLP, Toronto, Ontario is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2023, and for the six-month period then ended, and as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2023 and 2022, and for the years then ended, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Transition Report on Form 10-KT of Contango ORE, Inc. for the transition period from July 1, 2023 to December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning estimates of our mineral resources for the Manh Choh Project and the Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or the Lucky Shot TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part, and are not incorporated by reference into this prospectus supplement or the accompanying prospectus or the registration statement of which they form a part.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement or in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on September 13, 2023;

•	our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024;

•	Amendment No. 1 to our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on April 18, 2024;

•

Our Quarterly Report on Form 10-Q (i) for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023 and (ii) for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

•

our Current Reports on Form 8-K filed with the SEC on July 17, 2023, July 26, 2023, August  4, 2023, August 8, 2023, August  30, 2023, September  13, 2023 (solely with respect to Item 8.01 referred to therein), November 15, 2023 (solely with respect to Item 5.02 and Item 5.07 referred to therein), November 16, 2023, January  4, 2024, May 6, 2024 and May 16, 2024;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A filed with the SEC on November  22, 2021, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement or the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

PROSPECTUS

Contango ORE, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

and

415,000 Shares of Common Stock Offered

by the Selling Stockholder

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of common stock, preferred stock, warrants to purchase common stock or preferred stock, subscription rights, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

In addition, the selling stockholder named herein may offer and sell up to an aggregate of 415,000 shares of our common stock from time to time in one or more offerings. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

The common stock, the preferred stock, the warrants, the subscription rights and the units collectively are referred to in this prospectus as the “securities”.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We or the selling stockholder may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the OTCQB Tier of the OTC Markets Group Inc. under the symbol “CTGO”. The last reported sales price of our common stock on the OTCQB on October 26, 2021 was $20.20 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used without a prospectus supplement.

The date of this prospectus is November 12, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales up to an aggregate amount of $100,000,000. In addition, under this shelf process, the selling stockholder to be named in a supplement to this prospectus may, from time to time, sell up to 415,000 shares of common stock, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we or the selling stockholder sells any of the securities described herein, we or the selling stockholder may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

NOTICE REGARDING MINERAL DISCLOSURE

(Industry Guide 7 vs. Regulation S-K 1300 et. seq.)

In October 2018, the Securities and Exchange Commission (the “SEC”) adopted amendments to its current disclosure rules to modernize the mineral property disclosure requirements for mining registrants. The amendments include the adoption of a new subpart 1300 of Regulation S-K, which will govern disclosure for mining registrants (the “SEC Mining Modernization Rules”). The SEC Mining Modernization Rules replace the historical property disclosure requirements for mining registrants that were included in the SEC’s Industry Guide 7 and better align disclosure with international industry and regulatory practices, including the Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects. The Company must comply with the SEC Mining Modernization Rules as of the Company’s fiscal year beginning on or after January 1, 2021, which began on July 1, 2021.

The Technical Report summary for the Peak Gold JV Property (as defined below) has been prepared in accordance with the SEC Mining Modernization Rules and is included as Exhibit 96.1 to the registration statement that contains this prospectus.

These disclosures differ in material respects from the requirements set forth in Industry Guide 7, which remains applicable to U.S. companies subject to the reporting and disclosure requirements of the SEC that have not early adopted the SEC Mining Modernization Rules. These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the SEC Mining Modernization Rules.

The financial statements, notes thereto and audits for the fiscal years ended June 30, 2020 and 2021, all of which are contained in the documents incorporated by reference into this prospectus, were prepared in compliance with Industry Guide 7. The accounting and definitions used in the notes to the financial statements for the Company’s fiscal years ending June 30, 2020 and 2021 were prepared in compliance with Industry Guide 7 since the SEC Mining Modernization Rules were not applicable during these periods. However, since there are disclosures made in this prospectus that are made to be current when the Company’s prospectus is effective and since the effective date of the prospectus will be after June 30, 2021, the disclosure made in certain Items that is not solely based on an historical presentation for periods prior to July 1, 2021 has been made in compliance with the SEC Mining Modernization Rules. Additionally, we anticipate disclosures to be made in prospectus supplements will be made in compliance with the SEC Mining Modernization Rules.

The Company has no known reserves as defined under Industry Guide 7 or the SEC Mining Modernization Rules. There are significant differences in the definitions and in the disclosure required under the SEC Mining Modernization Rules and under Industry Guide 7. Under Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Industry Guide 7 does not define and the SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve.

Therefore, the reader should be aware that the notes to the financial statements were prepared in compliance with Industry Guide 7, and the balance of this prospectus was prepared (and we anticipate prospectus supplements will be prepared) in compliance with the SEC Mining Modernization Rules. Therefore, those terms that have specific definitions in the SEC Mining Modernization Rules have those meanings ascribed to them by the regulation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Peak Gold JV Property and the Company’s other properties;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks; and

•	New governmental laws and regulations.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include among others:

•	Ability to raise capital to fund capital expenditures;

•	Ability to retain or maintain our relative ownership interest in the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the Kinross Transactions, including ability to process ore mined from the Peak Gold JV Property at the existing Fort Knox mining and milling complex;

•

Disruption from the Kinross Transactions and transition of the Peak Gold JV’s management to Kinross, including as it relates to maintenance of business and operational relationships, potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	The risks associated with exploring in the mining industry;

•	The timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	The ability to consummate acquisitions and the effects of acquisitions on our business;

•	Weather;

•	The ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Changes in applicable tax rates and other regulatory changes;

•	Impact of new and potential legislative and regulatory changes (including commitments to international agreements) on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•

Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities and result in reduced demand for mined minerals;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

v

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

Our Company

Contango ORE engages in exploration for gold ore and associated minerals in Alaska. The Company conducts its operations through three primary means:

•

a 30.0% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Peak and North Peak deposits within the Peak Gold JV Property (the “Manh Choh Project”);

•

its wholly-owned subsidiary, Alaska Gold Torrent, LLC, an Alaska limited liability company (“AGT”), which leases the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims for exploration from Alaska Hard Rock, Inc., located in three former producing gold mines located on the patented claims in the Willow Mining District about 75 miles north of Anchorage, Alaska (the “Lucky Shot Property”); and

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 215,800 acres of State of Alaska mining claims for exploration, including (i) approximately 139,100 acres located immediately northwest of the Peak Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska staked by the Company in the first quarter of 2021 (the “Shamrock Property”) and (iv) approximately 9,200 acres located to the north and east of the Lucky Shot Property (the “Willow Property” and, together with the Shamrock Property, the Eagle/Hona Property and the Triple Z Property, collectively the “Minerals Property”)

The Lucky Shot Property and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”.

Properties

From 2009 until September 2020, the Company’s primary focus was on the exploration for minerals near Tok, Alaska pursuant to a mineral lease with the Native Village of Tetlin, governed by the Tetlin Tribal Council (the “Tetlin Lease”). The Tetlin Lease covers mineral rights to an estimated 675,000 acres of land in the Tintina Gold Belt. All work conducted by the Company during that period was directed to support exploration of these lands to increase our understanding of the characteristics of, and potential economics of, any mineralization discovered. In addition to the Tetlin Lease, the Peak Gold JV also held additional acres of State of Alaska mining claims peripheral to the Tetlin Lease. The Company’s interest in the Peak Gold JV is held by its wholly-owned subsidiary, CORE Alaska, LLC.

In connection with the Kinross Transactions in 2020 (discussed below), the Lucky Shot Transaction in 2021 (discussed below), and through other activities during and after that time, the Company has acquired to date, through its wholly-owned subsidiaries Contango Minerals and AGT, the rights to approximately 224,400 acres of mining claims for exploration that combined make up the Contango Properties.

In April 2021, the Company obtained a Technical Report Summary for the Manh Choh Project prepared by John Sims, C.P.G., and Sims Resources LLC (collectively, “Sims”) as of December 31, 2020 (the “Technical Report”). The Technical Report was prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K (the “SEC Mining Modernization Rules”). The Technical Report estimates mineral resources in the following amounts and categories on the Peak Gold JV Property as of December 31, 2020 (both on a 100% basis and a 30% basis attributed to the Company’s ownership interest in the Peak Gold JV):

Summary of Mineral Resources as of December 31, 2020

(Peak Gold JV’s 100% Ownership)

Category	Tonnage (000 t)	Grade (g/t Au)	Contained Metal (000 oz Au)	Grade (g/t Ag)	Contained Metal (000 oz Ag)	Grade (g/t AuEq)	Contained Metal (000 oz AuEq)
Measured	473	6.4	97	16.7	254	6.6	101
Indicated	8,728	4.0	1,111	14.1	3,945	4.2	1,168

Total Measured + Indicated	9,201	4.1	1,208	14.2	4,199	4.3	1,267

Inferred	1,344	2.7	116	16.1	694	2.9	126

Summary of Mineral Resources as of December 31, 2020

(Contango’s 30% Attributable Ownership)

Category	Tonnage (000 t)	Grade (g/t Au)	Contained Metal (000 oz Au)	Grade (g/t Ag)	Contained Metal (000 oz Ag)	Grade (g/t AuEq)	Contained Metal (000 oz AuEq)
Measured	142	6.4	29	16.7	76	6.6	30
Indicated	2,618	4.0	333	14.1	1,183	4.2	350

Total Measured + Indicated	2,760	4.1	362	14.2	1,260	4.3	380

Inferred	403	2.7	35	16.1	208	2.9	38

Notes:

1.	The definitions for Mineral Resources in the SEC Mining Modernization Rules were followed for Mineral Resources.
2.	The point of reference for the Mineral Resources is in situ.
3.	Mineral Resources are estimated at a cut-off value of US$28 NSR/t and US$30 NSR/t.
4.	Mineral Resources are estimated using a long-term gold price of US$1,400 per ounce Au, and US$20 per ounce Ag.
5.	Metallurgical recoveries were 90% Au and 52% Ag for the Main+West Zone and 94% Au and 60% Ag for the North Zone.
6.	Silver equivalents are reported using a ratio of 70 oz silver per 1 oz gold.
7.	Bulk density is 2.75 t/m3.

8.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
9.	Numbers may not add due to rounding.

The above tables are qualified in their entirety by the Technical Report, and should be read in conjunction with the Technical Report, as well as the warnings and disclaimers set forth in the section entitled “Notice Regarding Mineral Disclosure”.

The Company has not obtained a technical report on the Contango Properties, and therefore no disclosure is contained herein regarding mineral resources on the Contango Properties at this time. The Lucky Shot Property has historically produced minerals; however, the Company did not participate in those production operations, and has not verified historical production figures or future production viability, or obtained a technical report on those properties.

To date, no proven or probable mineral reserves have been established at the Peak Gold JV Property or any of the Contango Properties.

Recent Developments

Acquisition of Lucky Shot Property

On August 24, 2021 the Company completed the purchase of all outstanding membership interests (the “Interests”) of AGT from CRH Funding II PTE. LTD, a Singapore private limited corporation (“CRH”) (the “Lucky Shot Transaction”). AGT holds rights to the Lucky Shot Property. The Company agreed to purchase the Interests for a total purchase price of up to $30 million. The purchase price includes an initial payment at closing of $5 million in cash and a promissory note in the original principal amount of $6.25 million, payable by the Company to CRH (the “Promissory Note”), with a maturity date of February 28, 2022 (the “Maturity Date”). The Promissory Note is secured by the Interests. If the Company completes the offering contemplated by this prospectus and obtains a listing of its shares on the NYSE American prior to the Maturity Date, the Company will pay the Promissory Note through the issuance to CRH of shares of the Company’s common stock. The common stock will be valued at the per share price in this offering, if available, or (y) the per share price representing a 10% discount to the 30-day volume-weighted average share price as of the Maturity Date. If the public offering is not completed or the Company’s common stock is not listed on the NYSE American on or before the Maturity Date, the Company will pay the Promissory Note in cash.

In addition to the cash at closing and the Promissory Note, the Company will be obligated to pay CRH additional consideration if production on the Lucky Shot Property meets two separate milestone payment thresholds. If the first threshold of (1) an aggregate “mineral resource” equal to 500,000 ounces of gold or (2) production and receipt by the Company of an aggregate of 30,000 ounces of gold (including any silver based on a 1:65 gold:silver ratio) is met, then the Company will pay CRH $5 million in cash and $3.75 million in newly issued shares of CORE common stock. If the second threshold of (1) an aggregate “mineral resource” equal to 1,000,000 ounces of gold or (2) production and receipt by the Company of an aggregate of 60,000 ounces of gold (including any silver based on a 1:65 gold:silver ratio) is met, then the Company will pay CRH $5 million in cash and $5 million in newly issued shares of CORE common stock. If payable, the additional share consideration will be issued based on the 30-day volume weighted average price for each of the thirty trading days immediately prior to the satisfaction of the relevant production goal.

The Company also agreed to make $10,000,000 in expenditures during the 36-month period following closing toward the existence, location, quantity, quality or commercial value of mineral deposits in, under and upon the Lucky Shot Property.

Willow Claims

In the third fiscal quarter of 2021, the Company determined that there was available acreage on lands owned by the State of Alaska to the north and east of the existing patented and State of Alaska mining claims that make up the Lucky Shot Property, and expanded its claims block by the acquisition of an additional 72 State of Alaska mining claims covering approximately 9,200 acres.

Hiring of Mine Manager

On August 16, 2021, the Company hired Chris Kennedy, who has prior experience in underground mine operations management, to serve as the Company’s Mine General Manager.

In his role, Mr. Kennedy will manage the Company’s underground exploration and development program on the Lucky Shot Property.

Amendment No. 1 to Rights Agreement

On September 21, 2021, the Board of Directors of the Company approved an amendment to the Company’s Rights Agreement dated as of September 23, 2020, between the Company and Computershare Trust Company, N.A., as Rights Agent (as amended, the “Rights Plan”), extending the Rights Plan by an additional year to September 22, 2022.

Corporate Information

Contango ORE, Inc. was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration in the State of Alaska for gold ore and associated minerals.

On January 8, 2015, the Company’s wholly owned subsidiary, CORE Alaska, LLC (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30.0% membership interest (the “CORE JV Interest”) in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”). The sale is referred to as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager and operator of the Peak Gold JV.

Our principal executive offices are located at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098. Our telephone number is (713) 877-1311 and our website address is www.contangoore.com. Information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to our Industry

Exploration activities involve a high degree of risk, and exploratory drilling activities may not be successful.

The Company’s future success will largely depend on the success of the exploration drilling programs on the Contango Properties and the Peak Gold JV Property. Participation in exploration drilling activities involves numerous risks, including the significant risk that no commercially marketable minerals will be discovered. The mining of minerals and the manufacture of mineral products involves numerous hazards, including:

•	Ground or slope failures;

•	Pressure or irregularities in formations affecting ore or wall rock characteristics;

•	Equipment failures or accidents;

•	Adverse weather conditions;

•	Compliance with governmental requirements and laws, present and future;

•	Shortages or delays in the availability and delivery of equipment; and

•	Lack of adequate infrastructure, including access to roads, electricity and available housing.

Poor results from the Company’s or the Peak Gold JV’s drilling activities would materially and adversely affect the Company’s future cash flows and results of operations.

Underground mining operations are subject to unique risks.

While we are not currently conducting mining operations at the Lucky Shot Property, if we begin mining operations on the Lucky Shot Property in the future, such operations will involve underground mining activities. The exploration for minerals, mine construction and mining operations in an underground mine involve a high level of risk and are often affected by hazards outside of our control. Some of these risks include, but are not limited to, underground fires or floods, fall-of-ground accidents, seismic activity and unexpected geological formations or conditions including noxious fumes or gases. The occurrence of one or more of these events in connection with our exploration, mine construction, or production activities may result in the death of, or personal injury to, our employees, other personnel or third parties, the loss of mining equipment, damage to or destruction of mineral properties or production facilities, monetary losses, deferral or unanticipated fluctuations in production, environmental damage and potential legal liabilities, all of which may adversely affect our reputation, business, prospects, results of operations and financial condition.

The Contango Properties and the Peak Gold JV Property are located in the remote regions of Alaska and exploration activities may be limited by weather and limited access and existing infrastructure.

The Company and the Peak Gold JV are currently focused on the exploration of properties in the State of Alaska. The arctic climate limits many exploration and mining activities during certain seasons. In addition, the remote location of the properties may limit access and increase exploration expense. Higher costs associated with exploration activities and limitation on the annual periods in which the Company and the Peak Gold JV can carry on exploration activities might increase the costs and time associated with our planned exploration activities and could negatively affect the value of the Contango Properties, the Peak Gold JV Property and the Company’s securities.

The probability that an individual prospect will contain commercial grade reserves is extremely remote.

The probability of finding economic mineral reserves on the Contango Properties or the Peak Gold JV Property is extremely small. It is common to spend millions of dollars on an exploration prospect and complete many phases of exploration and still not obtain mineral reserves that can be economically exploited. Therefore, the possibility that the Contango Properties or the Peak Gold JV Property will contain commercial mineral reserves and that the Company will recover funds spent on exploration is extremely remote.

Competition in the mineral exploration industry is intense, and the Company is smaller and has a much more limited operating history than most of its competitors.

The Company will compete with a broad range of mining companies with far greater resources in their exploration activities. Several mining companies concentrate drilling efforts on one type of mineral and thus may enjoy economies of scale and other efficiencies. However, the Company’s and the Peak Gold JV’s drilling strategies currently include exploring for gold ore as well as associated minerals. As a result, the Company may not be able to compete effectively with such companies.

Most competitors have substantially greater financial resources than the Company. These competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than the Company can. In addition, most competitors have been operating for a much longer time than the Company has and have substantially larger staffs. Processing of gold and associated minerals requires complex and sophisticated processing technologies. The Company has no experience in the minerals processing industry.

Because of the Company’s limited operating history, the Company has limited insight into trends that may emerge and affect its business. The Company may make errors in predicting and reacting to relevant business trends and will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies.

The mining industry is historically a cyclical industry and market fluctuations in the prices of minerals beyond the Company’s and the Peak Gold JV’s control could adversely affect the Company’s and Peak Gold JV’s business.

Prices for minerals tend to fluctuate significantly in response to factors beyond the Company’s control. These factors include:

•	U.S. and global economic conditions;

•	Domestic and foreign tax policy;

•	The price of gold;

•	The cost of exploring for, producing and processing gold;

•	Available transportation capacity; and

•	The overall supply and demand for gold.

Changes in gold prices would directly affect revenues and may reduce the amount of funds available to reinvest in exploration activities. Reductions in gold prices not only reduce revenues and profits, but could also reduce the quantities of resources that are commercially recoverable. Declining metal prices may also impact the operations of the Peak Gold JV by requiring a reassessment of the commercial feasibility of any of its mining work.

Because the Company’s and Peak Gold JV’s sole source of revenue will be the sale of gold and associated minerals, if their exploration efforts are successful, changes in demand for, and the market price of, gold and associated minerals could significantly affect the Company’s and the Peak Gold JV’s profitability. The value and price of the Company’s common stock may therefore be significantly affected by declines in the prices of gold minerals and products.

Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The Company and the Peak Gold JV do not have any programs to hedge against fluctuating commodity prices, and as such are highly exposed to those fluctuations.

An increase in the global supply of gold and associated minerals may adversely affect the Company’s and the Peak Gold JV’s business.

The pricing and demand for gold and associated minerals is affected by a number of factors beyond the Company’s or the Peak Gold JV’s control, including global economic conditions and the global supply and demand for gold and associated minerals and products. Increases in the amount of gold and associated minerals sold by competitors of the Company and the Peak Gold JV may result in price reductions and/or reduced margins, and the Company and the Peak Gold JV may not be able to compete effectively against current and future competitors.

Concentrating capital investment in the State of Alaska increases exposure to risk.

The Company and the Peak Gold JV have focused their capital investments in exploring for gold and associated mineral prospects on the Contango Properties and the Peak Gold JV Property in the State of Alaska. However, the exploration prospects in Alaska may not lead to any revenues, or the Company or the Peak Gold JV may not be able to drill for mineral deposits at anticipated costs due to financing, environmental and other regulatory or operating uncertainties. Because of this concentration in a limited geographic area, the success and profitability of our operations may be disproportionately exposed to regional factors relative to competitors that have more geographically dispersed operations.

The Company and the Peak Gold JV are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.

The Company’s and the Peak Gold JV’s exploratory mining operations are subject to numerous federal, tribal, state and local laws and regulations governing the operations, discharge, emission, or release of materials into the environment and the protection of the environment and human health and safety, including the Federal Clean Water Act (“CWA”), Clean Air Act (“CAA”), Endangered Species Act, Safe Drinking Water Act, Migratory Bird Treaty Act, National Environmental Policy Act, Resource Conservation and Recovery Act (“RCRA”), and Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”). Federal initiatives are often also administered and enforced through state agencies or tribal authorities operating under parallel state or tribal statutes and regulations. Failure to comply with such rules and regulations could result in substantial penalties or construction or operational delays or requirements to cease production and have an adverse effect on both the Company and the Peak Gold JV. These laws and regulations may, among other things:

•	Require that the Company and/or the Peak Gold JV obtain permits before commencing mining work and to comply with ongoing permit requirements;

•	Restrict the substances that can be released into the environment in connection with mining work and require remediation of substances that are released;

•	Impose obligations to reclaim land in order to minimize long term effects of land disturbance; and

•	Limit or prohibit mining work on protected areas.

Under these laws and regulations, the Company and/or the Peak Gold JV could be liable for personal injury and clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. The Company and the Peak Gold JV maintain limited insurance coverage for sudden and accidental environmental damages. Accordingly, the Company and the Peak Gold JV may be subject to liability, or it may be required to cease production from properties in the event of environmental damages. Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays, cause material changes or delays in the Company’s and the Peak Gold JV’s current and planned operations and future activities and reduce the profitability of operations. It is possible that future changes in these laws or regulations could increase operating costs or require capital expenditures in order to remain in compliance. Any such changes could have an adverse effect on the Company’s and the Peak Gold JV’s business, financial condition and results of operations.

The Company and the Peak Gold JV are subject to the Federal Mine Safety and Health Act of 1977 and regulations promulgated thereto, which impose stringent health and safety standards on numerous aspects of their operations.

The Company’s and the Peak Gold JV’s exploration and mining work in Alaska is subject to the Federal Mine Safety and Health Act of 1977, which imposes stringent health and safety standards on numerous aspects of mineral extraction and processing operations, including the training of personnel, operating procedures, operating equipment and other matters, and the costs associated with compliance with such laws and regulations can be substantial. The Company’s and the Peak Gold JV’s failure to comply with these standards could have a material adverse effect on their business, financial condition or otherwise impose significant restrictions on their ability to conduct mining work.

The Company or the Peak Gold JV may be unable to obtain, maintain or renew permits necessary for the exploration, development or operation of any mining activities, which could have a material adverse effect on its business, financial condition or results of operation.

The Company and the Peak Gold JV must obtain a number of permits that impose strict conditions, requirements and obligations relating to various environmental and health and safety matters in connection with their current and future operations. To obtain certain permits, the Company and the Peak Gold JV may be required to conduct environmental studies, collect and present data to governmental authorities and the general public pertaining to the potential impact of its current and future operations upon the environment and take steps to avoid or mitigate the impact. The permitting rules are complex and have tended to become more stringent over time. Accordingly, permits required for mining work may not be issued, maintained or renewed in a timely fashion or at all, or may be conditioned upon restrictions which may impede its ability to operate efficiently. Furthermore, the issuance or renewal of permits can be opposed by adverse persons before governmental authorities, resulting in significant delays and possibly denial of the permits. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on its business, its plans of operation, and properties in that the Company or the Peak Gold JV may not be able to proceed with their exploration, development or mining programs.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change.

Legislation and increased regulation regarding climate change could impose significant costs on us and the Peak Gold JV, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our or the Peak Gold JV’s financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our and the Peak Gold JV’s operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations and the operations of the Peak Gold JV.

Opposition to our operations and those of the Peak Gold JV from local stakeholders or non-governmental organizations could have a material adverse effect on us.

There is an increasing level of public concern relating to the effect of mining production on its surroundings, communities, and environment. Local communities and non- governmental organizations (“NGOs”), some of which oppose resource development, are often vocal critics of the mining industry. While we and the Peak Gold JV seek to operate in a socially responsible manner, opposition to extractive industries or our operations specifically or adverse publicity generated by local communities or NGOs related to extractive industries, or our operations specifically, could have an adverse effect on our reputation and financial condition or our relationships with the communities in which we operate. As a result of such opposition or adverse publicity, we or the Peak Gold JV may be unable to obtain permits necessary for our operations or to continue operations as planned or at all.

We face risks related to health epidemics and other outbreaks, including the recent spread of COVID-19 novel coronavirus, or fear of such an event.

Our business could be adversely affected by a widespread outbreak of contagious disease, including the outbreak of the 2019 novel strain of coronavirus, causing a contagious respiratory disease known as COVID-19, which was declared a pandemic by the World Health Organization on March 11, 2020. Through June 30, 2021, the spread of this virus and government responses have caused business disruption and are adversely affecting many industries. The spread of COVID-19 has also caused significant volatility in U.S. and international debt and equity markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy and consumer confidence. If a significant portion of our workforce or the Peak Gold JV’s workforce becomes unable to work or travel to our operations or the Peak Gold JV’s operations, due to illness or state or federal government restrictions (including travel restrictions and “shelter-in-place” and similar orders restricting certain activities that may be issued or extended by authorities), we or the Peak Gold JV may be forced to reduce or suspend operations at one or more properties, which could reduce exploration activities and development projects and impact liquidity and financial results. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, but not limited to, risks related to commodity prices and commodity markets, commodity price fluctuations, our ability to raise additional capital, information systems and cyber security and risks relating to operations, impacts of governmental regulations, availability of infrastructure and employees, and challenging global financial conditions.

The Company and the Peak Gold JV are monitoring the situation and taking reasonable steps to keep our business premises, properties, vendors and employees in a safe environment and are constantly monitoring the impact of COVID-19. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain it or treat its impact. While we have not seen a significant impact to our results from COVID-19 to date, if the virus continues to cause significant negative impacts to economic conditions or impacts the Peak Gold JV’s ability to continue exploration work, our results of operations, financial condition and liquidity could be adversely impacted.

Our insurance will not cover all of the potential risks associated with mining operations.

Our business, and the business of the Peak Gold JV, is subject to a number of risks and hazards generally, including adverse environmental conditions, environmental or industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena, such as inclement weather conditions, floods, hurricanes and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the property of others, delays in construction or mining, monetary losses, and possible legal liability.

Although we and the Peak Gold JV maintain insurance to protect against certain risks in such amounts as we or the Peak Gold JV, as applicable, consider reasonable, such insurance will not cover all the potential risks associated with a mining company’s operations. We and the Peak Gold JV may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as loss of title to mineral property, environmental pollution, or other hazards as a result of exploration and production, is not generally available to us or to other companies in the mining industry on acceptable terms. We or the Peak Gold JV might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect on our financial performance and results of operations.

Risks Related to our and the Peak Gold JV’s Business

We may not be able to grow successfully through future acquisitions or successfully manage future growth.

We may actively pursue the acquisition of exploration, development and production assets consistent with our growth strategy. From time to time, we may also acquire securities of or other interests in companies with respect to which we may enter into acquisitions or other transactions. Acquisition transactions involve inherent risks, including but not limited to:

•	accurately assessing the value, strengths, weaknesses, contingent and other liabilities, and potential profitability of acquisition;

•	unanticipated costs;

•	diversion of management’s attention from existing business;

•	integrating the acquired business or property;

•	decline in the value of acquired properties or companies; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition.

We may not be able to identify attractive acquisition opportunities or successfully acquire identified targets or successfully integrate assets or companies we acquire. Furthermore, competition for acquisition opportunities may escalate, increasing our cost of making acquisitions or causing us to refrain from making acquisitions. We may also be limited in our ability to generate capital or incur indebtedness in connection with or to fund future acquisitions.

Our inability to make acquisitions of properties or companies or to realize the anticipated benefits of any acquisition of properties or companies could have a material adverse effect on our financial condition.

Our business depends on the continued contributions made by Rick Van Nieuwenhuyse, as our key executive officer, the loss of who may result in a severe impediment to our business.

Our success is dependent upon the continued contributions made by our President and Chief Executive Officer, Rick Van Nieuwenhuyse. We rely on his extensive experience in the mining industry when we are developing new products and services. The Company has no “Key Man” insurance to cover the resulting losses in the event that any of our officers or directors should die or resign.

If Mr. Nieuwenhuyse cannot serve the Company or is no longer willing to do so, the Company may not be able to find alternatives in a timely manner or at all. This would likely result in a severe damage to our business operations and would have an adverse material impact on our financial position and operational results. To continue as a viable operation, the Company may have to recruit and train replacement personnel at a higher cost. Additionally, if Mr. Nieuwenhuyse joins our competitors or develops similar businesses that are in competition with the Company or the Peak Gold JV, our business may also be negatively impacted.

Our future success depends on our ability to attract and retain qualified long-term management, administrative, geology, and database management personnel. We have a great need for qualified talent, but we may not be successful in attracting, hiring, developing, and retaining the talent required for our success.

The Company is dependent upon information technology systems, which are subject to disruption, cyber-attacks, damage, failure and risks associated with implementation and integration.

The Company is dependent upon information technology systems in the conduct of its operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including computer viruses, security breaches, cyber-attacks, natural disasters, extreme weather events and defects in design. Cybersecurity incidents, in particular, are evolving and include, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. The Company believes that it has implemented appropriate measures to mitigate potential risks. However, given the unpredictability of the timing, nature and scope of information technology disruptions, the Company could be subject to manipulation or improper use of its systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on its financial condition and results of operations. The Company faces increased cybersecurity risks due to the COVID-19 pandemic. For example, a portion of the Company’s workforce is working remotely to facilitate social distancing, and these employees may transmit data using unsecured internet connections despite training advising of those risks. In addition, our employees may experience increased phishing and malware attacks and socially engineered cyberattacks which, in some cases, attempt to use the circumstances of the COVID-19 pandemic to gain unauthorized access to the Company’s information technology systems.

The Company’s ability to successfully execute its business plan is dependent on its ability to obtain adequate financing.

The Company’s business plan, which includes drilling and developing the Contango Properties and funding its proportionate share of the Peak Gold JV’s exploration prospects, will require substantial capital expenditures. The Company’s ability to raise capital will depend on many factors, including the status of various capital and industry markets at the time it seeks such capital. Accordingly, the Company cannot be certain that financing will be available to us on acceptable terms, if at all. In the event additional capital resources are unavailable, the Company may be unable to fund expenditures to explore and develop the Contango Properties in which case the Contango Properties may never produce revenues, or may not produce sufficient revenues to become profitable which would have an adverse effect on the Company’s financial condition. Additionally, the Company may not be able to fund its proportionate share of the expenditures of the Peak Gold JV for exploration and development activities, which could force the Company to sell all or some portion of its interest in the Peak Gold JV in an untimely fashion or on less than favorable terms.

The Company has no revenue to date from the Contango Properties or from the Peak Gold JV, which may negatively impact the Company’s ability to achieve its business objectives.

To date, the Company and the Peak Gold JV have conducted only exploration activities and to date none of the properties have any proven or probable reserves as defined by the SEC Mining Modernization Rules. The Company’s ability to become profitable will be dependent on the receipt of revenues from the extraction of minerals greater than operational expenses. The Company, and after its formation, the Peak Gold JV, have carried on their business of exploring the Peak Gold JV Property at a loss since inception and the Company expects that the Peak Gold JV will continue to incur losses unless and until such time as one of the properties enters into commercial production and generates sufficient revenues to fund its continuing operations. Similarly, the Company expects to incur expenditures relating to the Contango Properties to drill on the Triple-Z target and continue its exploration efforts on its earlier stage Eagle/Hona projects, as well as the recently acquired Shamrock and Lucky Shot projects. The Company expects to be able to drill on the Triple-Z target once the State of Alaska has received conveyance from the federal government of these state-selected lands – a process that is on-going in Alaska. The amounts and timing of expenditures will depend on the progress of ongoing exploration, the results of consultants’ analysis and recommendations, the rate at which operating losses are incurred, and other factors, many of which are beyond the Company’s control. Whether any mineral deposits discovered would be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, market prices for the minerals, and governmental regulations. If the Company or the Peak Gold JV cannot discover commercially viable deposits or commence actual mining operations, the Company and the Peak Gold JV may never generate revenues and may never become profitable.

The Company’s continued viability depends on the exploration, permitting, development and operation of the Peak Gold JV Property and the Contango Properties.

The Peak Gold JV Property and the Contango Properties are all currently in the exploration stage. The Company’s continued viability is based upon the Peak Gold JV and the Company performing appropriate exploratory and engineering work, site assessments and evaluation, and the permitting and construction of mine and processing facilities in a reasonable time frame.

Neither the Contango Properties nor the Peak Gold JV Property has any proven or probable reserves and the Company and the Peak Gold JV may never identify any commercially exploitable mineralization.

Neither the Contango Properties nor the Peak Gold JV Property has any proven or probable reserves as defined by the SEC Mining Modernization Rules. To date, the Company and the Peak Gold JV have only engaged in exploration activities on such properties. Accordingly, the Company does not have sufficient information upon which to assess the ultimate success of their exploration efforts. There is no assurance that either the Company or the Peak Gold JV may ever locate any mineral reserves. Additionally, even if the Company or the Peak Gold JV finds minerals in sufficient quantities to warrant recovery, such recovery may not be economically profitable. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Unusual or unexpected geologic formations and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the conduct of exploration programs. If either the Company or the Peak Gold JV does not establish reserves, it might be required to curtail or suspend operations, in which case the market value of the Company’s common stock will decline, and you might lose all of your investment.

The Company relies on the accuracy of the estimates in reports provided to the Company by the Peak Gold JV’s Manager and outside consultants and engineers.

The Company has limited in-house mineral engineering capability, and therefore relies on the accuracy of reports provided to it by the Peak Gold JV’s manager and independent third-party consultants. If those reports prove to be inaccurate, the Company’s financial reports could have material misstatements. Further, the Company will use the reports of such independent consultants in its financial planning. If the reports prove to be inaccurate, we may also make misjudgments in our financial planning and forecasts.

The Company and the Peak Gold JV have no assurance of title to their properties.

The Company, through its wholly-owned subsidiaries, Contango Minerals and AGT, owns the mineral rights to approximately 224,400 acres of State of Alaska unpatented mining claims for gold ore exploration, and the Peak Gold JV holds approximately 13,000 acres of State of Alaska unpatented mining claims in addition to the Tetlin Lease (described below). Unpatented mining claims are unique property interests in that they are subject to the paramount title of the State of Alaska and the rights of third parties to the use of the surface within their boundaries, and are generally considered to be subject to greater title risk than other real property interests. The rights to deposits of minerals lying within the boundaries of the unpatented state claims are subject to Alaska Statues 38.05.185 - 38.05.280, and are governed by Alaska Administrative Code 11 AAC 86.100 - 86.600. The validity of all State of Alaska unpatented mining claims is dependent upon inherent uncertainties and conditions.

The Peak Gold JV leases approximately 675,000 acres for exploration and development pursuant to a mineral lease (the “Tetlin Lease”) with the Native Village of Tetlin whose governmental entity is the Tetlin Tribal Council (“Tetlin Tribal Council”). The Company retained title lawyers to conduct a preliminary examination of title to the mineral interest prior to executing the Tetlin Lease. The Peak Gold JV conducted a title examination prior to the assignment of the Tetlin Lease to the Peak Gold JV and performed certain curative title work. In addition, in connection with the assignment of the Tetlin Lease from the Company to the Peak Gold JV, the Company and the Native Village of Tetlin entered into an Estoppel and Agreement and a Stability Agreement, which were approved by the Tetlin Tribal Council and the Native Village of Tetlin members and renewed on September 29, 2020 in connection with the CORE Transactions described in “Summary – Corporate Information” (the “Tetlin Agreements”). The Tetlin Agreements approved the assignment of the Tetlin Lease to the Peak Gold JV and, among other things, confirmed the validity and effectiveness of the Tetlin Lease.

We cannot provide assurance that title to our properties will not be challenged. We or the Peak Gold JV, as applicable, may not have, or may not be able to obtain, all necessary surface rights to develop a property. Title insurance is generally not available for mineral properties and our and the Peak Gold JV’s ability to ensure that we or the Peak Gold JV, as applicable, have obtained a secure claim to individual mining properties may be severely constrained. Our and the Peak Gold JV’s mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, our ability to continue to explore and develop the property may be subject to agreements with other third parties including agreements with native corporations and first nations groups.

A deficiency in title or claims by a third party may not be curable. It does happen, from time to time, that the title to a property is defective, having been obtained in error from a person who is not the rightful owner of the mineral interest desired. In these circumstances, the Company or the Peak Gold JV, as applicable, might not be able to proceed with exploration of its properties or might incur costs to remedy a defect. This could result in our not being compensated for our prior expenditures relating to the property. It might also happen, from time to time, that the Company or the Peak Gold JV might elect to proceed with mining work despite any such deficiency or claim.

The Tetlin Lease was executed with a Native American tribe for the exploration of gold ore and associated minerals. The enforcement of contractual rights against Native American tribes with sovereign powers may be difficult.

Federally recognized Native American tribes are independent governments with sovereign powers, except as those powers may have been limited by treaty or the United States Congress. Such tribes maintain their own governmental systems and often their own judicial systems and have the right to tax, and to require licenses and to impose other forms of regulation (including regarding workers’ safety and the environment) and regulatory fees, on persons and businesses operating on their lands. As sovereign nations, federally recognized Native American tribes are generally subject only to federal regulation. States do not have the authority to regulate them, unless such authority has been specifically granted by Congress, and state laws generally do not directly apply to them and to activities taking place on their lands, unless they have a specific agreement or compact with the state or Federal government allowing for the application of state law. The Tetlin Lease provides that it will be governed by applicable federal law and the law of the State of Alaska. The Company and the Tetlin Tribal Council entered into a Stability Agreement, dated October 2, 2014, that was assigned by the Company to the Peak Gold JV and reaffirmed on September 29, 2020 in connection with the CORE Transactions described in “Summary – Corporate Information”. However, no assurance may be given that the choice of law clause in the Tetlin Lease or the agreements with the Tetlin Tribal Council in the Stability Agreement will be enforceable.

Federally recognized Native American tribes also generally enjoy sovereign immunity from lawsuit similar to that of the states and the United States federal government. In order to sue a Native American tribe (or an agency or instrumentality of a Native American tribe), the Native American tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. Moreover, even if a Native American tribe effectively waives its sovereign immunity, there exists an issue as to the forum in which a lawsuit can be brought against the tribe. Federal courts are courts of limited jurisdiction and generally do not have jurisdiction to hear civil cases relating to matters concerning Native American lands or the internal affairs of Native American governments. Federal courts may have jurisdiction if a federal question is raised by the lawsuit, which is unlikely in a typical contract dispute. Diversity of citizenship, another common basis for federal court jurisdiction, is not generally present in a suit against a tribe because a Native American tribe is not considered a citizen of any state. Accordingly, in most commercial disputes with tribes, the jurisdiction of the federal courts, may be difficult or impossible to obtain. The Tetlin Lease contains a provision in which the Tetlin Tribal Council expressly waives its sovereign immunity to the limited extent necessary to permit judicial review in the courts in Alaska of certain issues affecting the Tetlin Lease, and the Stability Agreement contains, among other things, agreement that any disputes under the Tetlin Lease will be submitted to the jurisdiction of the federal and state courts.

Risks Related to our interest in the Peak Gold JV

The Company is dependent up on a third party manager of the Peak Gold JV who has discretion regarding its operation and the use and allocation of funds for further exploration of the Peak Gold JV Property.

Kinross is the manager of the Peak Gold JV and has appointed two of the three designates to the Management Committee of the Peak Gold JV (the “Management Committee”). The Company has appointed one designate to the Management Committee. Kinross has a 70.0% membership interest in the Peak Gold JV, in accordance with the Amended and Restated Limited Liability Company Agreement of the Peak Gold JV (the “Peak Gold JV LLCA”), and, therefore, will continue to have the right to appoint two designates to the Management Committee with the Company appointing one designate. The affirmative vote of a majority of designates will determine most decisions of the Management Committee, including the approval of programs and budgets and the expenditure of the Peak Gold JV’s investments, which will include the level of expenditures. As a result, Kinross has discretion regarding the use and allocation of funds for further exploration of the Peak Gold JV Property. The Company has limited ability to influence the decision of Kinross in its capacity as manager, or as the party controlling the majority of the Management Committee.

There can be no assurance that the Company will be capable of raising additional funding required to continue development of the Peak Gold JV Property and meet its funding obligations under the Peak Gold JV LLCA.

Pursuant to the terms of the Peak Gold JV LLCA, the Company and Kinross, through their respective wholly-owned subsidiaries, are required to jointly fund the operations of the Peak Gold JV in proportion to their respective membership interests in that company. If a member elects not to contribute to an approved program and budget or contributes less than its proportionate membership interest, its percentage membership interest will be reduced. The Company’s ability to contribute funds sufficient to retain its membership interests in the Peak Gold JV may be limited. To date, neither the Company nor the Peak Gold JV has generated any revenue from mineral sales or operations. In the future, the Peak Gold JV may generate revenue from a combination of mineral sales and other payments resulting from any commercially recoverable minerals from the Peak Gold JV Property. The Peak Gold JV currently does not have any recurring source of revenue, and its only source of cash inflows are contributions received from Kinross and the Company. The Company currently does not have any recurring source of revenue. As a result, the Company’s ability to contribute funds to the Peak Gold JV and retain its membership interest will depend on its ability to raise capital. The ability of the Company to arrange financing in the future will depend, in part, on the prevailing capital market conditions and the exploration results achieved at the Peak Gold JV Property, as well as the market price of metals. The Company cannot be certain that financing will be available to the Company on acceptable terms, if at all. If the Company were unable to fund its contributions to the approved programs and budgets for the Peak Gold JV, its membership interest in the Peak Gold JV would be diluted.

Further financing by the Company may include issuances of equity, instruments convertible into equity (such as warrants) or various forms of debt. The Company has issued common stock and other instruments convertible into equity in the past and cannot predict the size or price of any future issuances of common stock or other instruments convertible into equity, and the effect, if any, that such future issuances and sales will have on the market price of the Company’s securities. Any additional issuances of common stock or securities convertible into, or exercisable or exchangeable for, common stock may ultimately result in dilution to the holders of common stock, dilution in any future earnings per share of the Company and may have a material adverse effect upon the market price of the common stock of the Company.

There can be no assurance that Kinross will fund the Peak Gold JV to continue exploration work.

Pursuant to the Peak Gold JV LLCA, there is no requirement that Kinross contribute any future amounts to the Peak Gold JV to continue exploration work, and the Company will have limited funds to continue exploration of the Peak Gold JV Property, if Kinross fails to contribute additional amounts to the Peak Gold JV.

The Company’s interest in the Peak Gold JV may be reduced.

Pursuant to the terms of the Peak Gold JV LLCA, the Company and Kinross, through their respective wholly-owned subsidiaries, are required to jointly fund the joint venture operations in proportion to their membership interests in the Peak Gold JV. If a member elects not to contribute to an approved program and budget or contributes less than its proportionate membership interest, its percentage membership interest will be reduced. Going forward, the Company’s ability to contribute funds sufficient to maintain the current level of its membership interests in the Peak Gold JV may be limited. On December 10, 2020, the Management Committee approved a total budget of $18.0 million for the calendar year 2021 to undertake in-fill drilling, engineering and environmental studies necessary to complete a feasibility-level study, additional exploration, community relations, and to prepare the project for formal permitting. On June 22, 2021, the Management Committee voted to increase the exploration budget by $0.2 million for interpretation of archive drilling, adopting oriented core and geological consulting. The Company would need to fund its share of the budget, approximately $5.5 million, to maintain its current level of interest in the Peak Gold JV. If the Company elects not to, or is unable to contribute its proportionate share of the approved exploration budget, its interest in the Peak Gold JV will be reduced.

Kinross has far greater financial resources than the Company.

Kinross is a large gold producer with a diverse global portfolio and extensive operating experience in Alaska, with a market capitalization of approximately $7.9 billion as of October 20, 2021. Because of its vastly superior financial resources, Kinross may adopt budgets and work programs for the Peak Gold JV that the Company will be unable to fund in the time frame required, and its interest in the Peak Gold JV may be substantially diluted.

The Peak Gold JV LLCA restricts the Company’s right to transfer or encumber its interests in the Peak Gold JV.

The Peak Gold JV LLCA contains certain limitations on transferring or encumbering interests in the Peak Gold JV including any transfer that would cause termination of the Peak Gold JV as a partnership for Federal income tax purposes except none of the restrictions limit the transfer of any capital stock of the Company.

The appointment of Kinross as manager of the Peak Gold JV does not provide assurance that further exploration efforts will be successful.

The appointment of Kinross as manager of the Peak Gold JV does not provide assurance that further exploration of the Peak Gold JV Property will be successful, any additional resource will be discovered or a commercial deposit of gold ore and associated minerals will be located. The results of any further exploration work will be assayed and analyzed to determine if additional work should be performed and additional funds expended.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) as a result of our ownership of membership interests in the Peak Gold JV, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

The Investment Company Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. Although following the Kinross Transactions our ownership of membership interests in the Peak Gold JV may constitute investments in a non-controlled entity, we believe that we have conducted our business in a manner that does not result in being characterized as an “investment company” under the Investment Company Act.

While we intend to conduct our operations such that we will not be deemed an investment company, such a determination would require us to initiate burdensome compliance requirements and comply with restrictions imposed by the Investment Company Act that would limit our activities, including limitations on our capital structure and our ability to transact with affiliates, which would have an adverse effect on our financial condition. To avoid such a determination, we may be required to conduct our business in a manner that does not subject us to the requirements of the Investment Company Act, which could have an adverse effect on our business. For example, we may be required to sell certain of our assets and pay significant taxes upon the sale or transfer of such assets.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

•	exploration for possible mineral reserves and resources at the Contango Properties;

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	strategic acquisitions;

•	general corporate purposes; and

•	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

We will not receive any proceeds from the sale by the selling stockholder of our common stock. We may be required to pay certain offering fees and expenses in connection with the registration of the selling stockholder’s securities and to indemnify the selling stockholder against certain liabilities.

OUR PROPERTIES

Overview

On January 8, 2015, the Company and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”), and the Company contributed its leasehold interest in a mineral lease with the Native Village of Tetlin whose governmental entity is the Tetlin Tribal Council (“Tetlin Tribal Council”) for the exploration of minerals near Tok, Alaska on a currently estimated 675,000 acres (the “Tetlin Lease”) to the Peak Gold JV. In addition to the Tetlin Lease, the Peak Gold JV also holds approximately 13,000 additional acres of State of Alaska mining claims for the exploration of gold and associated minerals (together with the Tetlin Lease, the “Peak Gold JV Property”). As of June 30, 2021, the Company held a 30.0% membership interest, and KG Mining held a 70.0% membership interest, in the Peak Gold JV.

The Company also separately owns the mineral rights to approximately 224,400 acres of State of Alaska and patented mining claims for exploration through its wholly-owned subsidiaries AGT (consisting of the Lucky Shot Property) and Contango Minerals (consisting of the Eagle/Hona, Triple Z, and Tok prospects and additional state mining claims in the Willow Mining District) and, and has begun allocating more annual resources to exploration of those properties and other new opportunities.

The Company believes that it and the Peak Gold JV hold good title to their respective properties, in accordance with standards generally accepted in the mineral industry. Before the Company or the Peak Gold JV begins any mine development work, however, the Company or the Peak Gold JV, as applicable, expects to conduct a full title review and perform curative work on any defects that it deems significant. A significant amount of additional work is likely required in the exploration of the Peak Gold JV Property and the Contango Properties before any determination as to the economic feasibility of a mining venture can be made.

Property Summary

The following table outlines the land ownership of the three legal entities that own mineral rights in Alaska: the Company’s 30% ownership of the Peak Gold JV (through CORE Alaska, LLC, the Company’s wholly-owned subsidiary); AGT; and Contango Minerals; each as of October 22, 2021:

Property	Location	Commodities	Claims	Estimated Acres
Peak Gold JV (30.0% Interest):
Tetlin Lease	Eastern Interior	Gold, Copper, Silver	—	675,000
Tetlin-Tok	Eastern Interior	Gold, Copper, Silver	129	10,400
Eagle	Eastern Interior	Gold, Copper, Silver	30	2,600

			159	688,000
AGT (Leased from Alaska Hard Rock Inc.) (100% Interest):
Lucky Shot	South Central	Gold	58	7,900
Lucky Shot	South Central	Gold	43	700

			101	8,600
Contango Minerals (100% Interest):
Eagle	Eastern Interior	Gold, Copper, Silver	396	64,800
Triple Z	Eastern Interior	Gold, Copper, Silver	95	14,800
Hona	Eastern Interior	Gold, Copper, Silver	482	74,300
Shamrock	Eastern Interior	Gold, Copper, Silver	361	52,700
Willow	South Central	Gold	72	9,200

			1,406	215,800

		TOTALS:	1,666	912,400

Below is a map showing the location of the Peak Gold JV Property and the Contango Properties, including the ownership percentage for the rights associated with each property held by the Peak Gold JV or the Company, as applicable, and the nature of each interest:

The Peak Gold JV Property and the Contango Properties are all currently in the exploration stage. The Peak Gold JV Property and the Contango Properties are not currently producing, have not had mineral production during any of the three most recently completed fiscal years of the Company, and are not currently known to host proven or provable mineral reserves as defined by the SEC Mining Modernization Rules.

Acquisition of Exploration and Mining Rights

Exploration and mining rights in Alaska may be acquired in the following manners: public lands, private fee lands, unpatented Federal or State of Alaska mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, the Alaskan state government, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.

Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased from or joint ventured with the tribe controlling the land, including land constituting the Tetlin Lease.

The State of Alaska government owns public lands. Mineral resource exploration, development and production are administered primarily by the State Department of Natural Resources. Ownership of the subsurface mineral estate, including alluvial and lode mineral rights, can be acquired by staking a 40-acre or 160-acre mining claim, which right is granted under Alaska Statute Sec. 38.05.185 to 38.05.275, as amended. The State of Alaska government continues to own the surface estate, subject to certain rights of ingress and egress owned by the claimant, even though the subsurface can be controlled by a claimant with a right to extract through claim staking. A mining claim is subject to annual assessment work requirements, the payment of annual rental fees and royalties due to the State of Alaska after commencement of commercial production. Both private fee-land and unpatented mining claims and related rights, including rights to use the surface, are subject to permitting requirements of federal, state, tribal and local governments.

Mine Types

Other than the former-producing mines located on the Lucky Shot Property (described below), which are not currently active, there are no existing mines on either the Peak Gold JV Property or any of the Contango Properties. Because the Peak Gold JV Property and the Contango Properties are all currently in the exploration stage, the Company has not determined the type of mine that may be established in the future in connection with any possible mineral production.

Peak Gold JV Property

Location of and Access to the Peak Gold JV Property

The Peak Gold JV Property is located in the Tetlin Hills and Mentasta Mountains of eastern interior Alaska, 300 kilometers southeast of the city of Fairbanks and 20 kilometers southeast of Tok, Alaska. The Tetlin Lease covers an area measuring approximately 80 kilometers north-south by 60 kilometers east-west in eastern Interior Alaska. The project is located 15 kilometers from the Alaska Highway and 400 kilometers from the Fort Knox Milling Complex.

The Peak Gold JV Property is accessible via road connected to the Alaska Highway and via helicopter and via road. The 23-mile long Tetlin Village Road is an all-weather gravel road connecting the village with the town of Tok on the Alaska Highway. The majority of our Peak Gold JV Property is accessible only via helicopter, although many winter trails exist in the Tetlin Hills and Mentasta Mountains in the northern and southwestern parts of the properties, respectively. Winter trails link Tetlin Village to the village of Old Tetlin and continue south to the Tetlin River airstrip, a 1,500 foot long unmaintained gravel strip located in the Tetlin River Valley. Winter trails also provide access to the Tuck Creek valley from the village of Mentasta on the Tok Cutoff Highway.

Two seasonal dirt roads have been permitted and constructed to allow surface access to the Chief Danny gold-copper-silver prospect in the northern Tetlin Hills. Both of these roads begin along the Tetlin Village Road and extend to the Chief Danny project and access to both roads is controlled by gates at their junction with the Tetlin Village Road.

The paved Alaska Highway passes near the northern edge of the Peak Gold JV Property as does the southern terminus of the Taylor Highway where it joins the Alaska Highway at Tetlin Junction. The 23-mile long Tetlin Village Road provides year-round access to the northern Tetlin Hills, linking Tetlin Village to the Alaska Highway. Buried electrical and fiber-optic communications cables follow this road corridor and link Tetlin Village to the Tok power and communications grid. The Tok public electric facility is capable of generating up to 2 megawatts of power, and the nearest high capacity public electric facilities to the Peak Gold JV Property are in Delta Junction, 107 road miles northwest of the Peak Gold JV Property and Glennallen, 138 road miles southwest of the Peak Gold JV Property. The Company does not have any plant or equipment at the Peak Gold JV Property, and relies on contractors for the Peak Gold JV to perform work. The Company does not believe the Peak Gold JV Property was explored for minerals prior to exploration activities of the Company and the Peak Gold JV.

The map below depicts the Peak Gold JV Property and the State of Alaska mining claims owned by the Company:

Tetlin Lease

Juneau Exploration, L.P. (“JEX”) entered into the Tetlin Lease with the Tetlin Tribal Council, effective as of July 15, 2008. In November 2010, the Tetlin Lease was assigned to the Company and in January 2015, the Tetlin Lease was assigned to the Peak Gold JV. The Tetlin Lease’s current term extends to July 5, 2028, and for so long thereafter as the Peak Gold JV continues conducting exploration or mining operations on the Tetlin Lease.

The Peak Gold JV was required to spend $350,000 per year annually until July 15, 2018 in exploration costs pursuant to the Tetlin Lease. Exploration expenditures to date under the Tetlin Lease have satisfied this work commitment requirement for the full lease term, through 2028, because exploration funds spent in any year in excess of $350,000 are credited toward future years’ exploration cost requirements. The Tetlin Lease also provides that the Peak Gold JV will pay the Tetlin Tribal Council a production royalty ranging from 3.0% to 5.0% should the Peak Gold JV deliver to a purchaser on a commercial basis precious or non-precious metals derived from the properties under the Tetlin Lease. The Company had previously paid the Tetlin Tribal Council $225,000 in exchange for reducing the production royalty payable to them by 0.75%. These payments lowered the production royalty to a range of 2.25% to 4.25%. The Tetlin Tribal Council had the option to increase its production royalty by (i) 0.25% by payment to the Peak Gold JV of $150,000, (ii) 0.50% by payment to the Peak Gold JV of $300,000, or (iii) 0.75% by payment to the Peak Gold JV of $450,000. The Tetlin Tribal Council exercised the option to increase its production royalty by 0.75% by payment to the Peak Gold JV of $450,000 on December 30, 2020. In lieu of a cash payment, the $450,000 will be credited against future production royalty and advance minimum royalty payments due by the Peak Gold JV to the Tetlin Tribal Council under the lease once production begins.

Until such time as production royalties begin, the Peak Gold JV will pay the Tetlin Tribal Council an advance minimum royalty of approximately $75,000 per year, plus an inflation adjustment. Additionally, the Peak Gold JV will pay Royal Gold a production royalty of 3.0% should it deliver to a purchaser on a commercial basis gold or associated minerals derived from the Tetlin Lease.

Exploration Overview

To date, our exploration activity has been concentrated on the Peak Gold JV Property, with such activity undertaken by the Peak Gold JV. The Peak Gold JV plans to mine ore from the Peak and North Peak deposits

(the “Manh Choh Project”) on the Peak Gold JV Property, and then process ore at the existing Fort Knox milling complex located approximately 250 miles away, as further described below.

The Management Committee of the Peak Gold JV (the “Management Committee”) approved an exploration budget for calendar 2019 of $6.9 million, of which the Company’s share was approximately $4.1 million. The program was completed in October 2019 below the budgeted amount. The program included ground geophysics utilizing IP and soil samples within the greater Chief Danny area. A further program of reconnaissance work, drilling and airborne Versatile Time Domain Electromagnetics (“VTEM”) survey was completed that drill tested targets adjacent to the Main Peak deposit, on the Company’s Hona claims and a target in the North Saddle area. The budget also included funding to initiate a program of surface and groundwater characterization to support future permitting efforts. The Company funded a total of $4.1 million to the Peak Gold JV during calendar year 2019, which related to both the 2019 and 2018 exploration programs.

During the last calendar quarter of 2020, after the consummation of the Kinross Transactions, the Management Committee approved a budget of approximately $5.7 million for drilling and testing, environmental work, engineering studies, and other items in connection with the Manh Choh Project. However, due to weather and COVID-19 related delays, the Peak Gold JV spent approximately $3.0 million during the last calendar quarter of 2020. The additional work that could not be completed in 2020 is included in the calendar 2021 budget.

On December 10, 2020, the Management Committee approved a total budget of $18.0 million for the calendar year 2021 to undertake in-fill drilling, engineering and environmental studies necessary to complete a feasibility-level study, additional exploration, community relations, and to prepare the Manh Choh Project for formal permitting. On June 22, 2021, the Management Committee voted to increase the exploration budget by $0.2 million for interpretation of archive drilling, adopting oriented core and geological consulting. The Company’s proportionate share of the approved budget is approximately $5.5 million. As of June 30, 2021, the Company had funded approximately $2.5 million to the Peak Gold JV during calendar year 2021.

From inception to June 30, 2021, the Peak Gold JV has incurred $59.9 million in exploration program expenditures. As of June 30, 2021, the Company has contributed approximately $14.3 million in cash to the Peak Gold JV. After the consummation of the Kinross Transactions, the Company holds a 30.0% membership interest in the Peak Gold JV, with Kinross, holding the other 70.0%. Kinross is a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. In connection with the Manh Choh Project, Peak Gold JV plans to mine ore from the Peak and North Peak deposits and then transport the ore to the Kinross-owned Fort Knox operation located 250 highway miles from the Peak Gold JV Property where the ore will be processed at the existing Fort Knox mining and milling complex. The use of the Fort Knox mill is expected to accelerate the development of the Peak Gold JV Property and result in significantly reduced upfront capital development costs, smaller environmental footprint, a shorter permitting and development timeline and less overall execution risk for the Peak Gold JV Property. However, the Peak Gold JV has not yet established known mineral reserves on the Peak Gold JV Property, and the proposed program remains exploratory in nature.

The exploration effort on the Tetlin Lease for the Manh Choh Project has resulted in identifying two prospective mineral deposits (Main Peak and North Peak) and several other gold and copper prospects following drilling programs starting in 2011. Surface, bedrock, and stream sediment data on the Tetlin Lease as well as on the Eagle, Hona and Tok state of Alaska claims adjacent to the Tetlin Lease have been gathered during the summer exploration programs. There was no exploration program in 2014 or 2020. None of the exploration targets are known to host quantifiable commercial mineral reserves and none are near or adjacent to other known significant gold or copper deposits. There has been no recorded past placer or lode mining on Peak Gold JV Property, and the Company and the Peak Gold JV are the only entities known to have conducted drilling operations on the Peak Gold JV Property.

The majority of the Peak Gold JV Property is hosted within the Yukon-Tanana Terrane (“YTT”), a regionally extensive package of metamorphic rocks. Rocks of the YTT on the Peak Gold JV Property consist primarily of more deformed, higher temperature metamorphic rocks on the northern third of the project and less deformed, lower temperature metamorphic rocks to the south. Country rocks on the Peak Gold JV Property are intruded by granitic rocks that have not been well mapped. Large-scale structural features within the Peak Gold JV Property are closely tied to movements along the Tintina-Kaltag and Denali-Farewell fault systems, two continental-scale faults between which are a series of district and prospect-scale northeast, northwest and east-west structures. Limited exposures in the northern half of the property make identification of these structures difficult. Prospect to hand-sample scale folding has been noted throughout the project area.

Although alpine glaciation has affected elevations above 4,500 feet on the southern edge of the Peak Gold JV Property, most of the Peak Gold JV Property escaped Pleistocene continental glaciation. However, due to its proximity to continental glaciers to the north and east, the Peak Gold JV Property was covered by a variable thickness of wind-blown silt ranging up to 10 meters thick. This extremely fine-grained, metal-barren silt effectively masks the geochemical signature of underlying bedrock containing gold-copper-silver mineralization. Following deposition of this silt layer, the Peak Gold JV Property was subject to an extensive period of surface weathering, which now extends 200-300 feet below surface.

From a regional perspective, the Peak Gold JV Property is located in the Tintina Gold Belt in rocks that are highly prospective for gold deposits as well as porphyry copper- molybdenum-gold deposits. These two genetically different types of mineralization overlap in eastern Interior Alaska and the western Yukon Territory and are host to dozens of known prospects, deposits and active mines. In addition, rocks on the southern edge of the Peak Gold JV Property are prospective for nickel-copper-platinum group element deposits. Prior to its discovery in 2009, the style of mineralization discovered on the Chief Danny prospect on the Peak Gold JV Property was unknown in Interior Alaska. Diamond drilling results from 2011 through 2018 have revealed the presence of a distinctive suite of elements and minerals at the Main Peak, North Peak and Discovery Zones that do not match the typical characteristics of gold deposits of the Tintina Gold Belt but do share several diagnostic characteristics of gold-copper-silver skarn deposits, possibly as part of a larger porphyry copper- molybdenum-gold system. “Skarn” is a term that refers to a distinctive class of mineral deposits formed where limestone-bearing rocks are intruded by hot, fluid-bearing granitic rocks. The Main Peak and North Peak Zones mineralization most closely resembles the gold-sulfide skarns mined at the Fortitude deposit in the Battle Mountain Mining District of central Nevada.

Exploration Activity and Targets

Chief Danny Prospect Area. The Chief Danny Prospect Area currently is the most advanced exploration target on the Tetlin Lease and is comprised of several distinct mineralized areas: the Main Peak Zone, Discovery Zone, West Peak Zone, North Peak Zone, Connector Zone, Saddle Zone and the 7 O’clock area. The Chief Danny prospect was discovered during rock, stream sediment and pan concentrate sampling in 2009 and since then has been explored using top of bedrock soil auger sampling, trenching, ground IP geophysics, airborne magnetic and resistivity surveys and core drilling. Results from this work indicate the presence of a zoned metal-bearing system consisting of a gold-copper-iron enriched core covering six square miles at Chief Danny South (includes Main Peak, Discovery, West Peak, and North Peak/Blue Moon) and a fault-offset arsenic-gold enriched zone to the north covering three square miles at the Saddle Zone. The Company has conducted extensive drilling on the Main Peak, North Peak, and Connector Zones. The Company has also conducted some environmental base line studies on the areas surrounding the Chief Danny prospect, as well as airborne magnetic and resistivity programs. From 2009 through July 30, 2021, the Company conducted field-related exploration work at the Chief Danny Prospect, including collecting the following samples:

Year	Program	Core Samples	Rock Samples	Soil Samples	Pan Con Samples	Stream Silt Samples	Core (feet)
2009	Chief Danny	—	958	33	94	11	—
2010	Chief Danny	—	613	760	668	795	—

Year	Program	Core Samples	Rock Samples	Soil Samples	Pan Con Samples	Stream Silt Samples	Core (feet)
2011	Chief Danny	1,267	20	688	—	—	8,057
2012	Chief Danny	5,223	82	1,029	—	—	36,004
2013	Chief Danny	8,970	14	1,406	85	278	47,079
2014	Chief Danny	—	—	—	—	—	—
2015	Chief Danny	8,352	133	—	—	—	46,128
2016	Chief Danny	10,450	21	694	—	—	67,336
2017	Chief Danny	11,864	112	975	408	408	59,347
2018	Chief Danny	2,973	402	63	45	9	20,307
2019	Chief Danny	1,575	839	1,563	18	—	10,079
2020	Chief Danny	—	—	—	—	—	4,575
2021	Chief Danny	—	—	—	—	—	32,207

		50,674	3,194	7,211	1,318	1,501	331,119

The map below depicts the location of the core holes drilled in the East Peak and North Saddle zones:

The images below includes the Manh Choh Project and surrounding targets:

The image below shows the approximate location of in-fill, geotechnical, hydrological and metallurgical drill holes during the $18 million 2021 Peak Gold JV program. The objective of the program is to advance the Manh Choh Project, including a feasibility study and permitting for the Peak and North Peak deposits.

2021 Drilling Program. Through June 30, 2021, the Peak Gold JV has spent approximately $9.2 million on drilling, environmental and permitting work, engineering studies, community relations, and other related work for the Manh Choh Project. The Peak Gold JV’s 2021 drilling program began in late February 2021. Since drilling commenced, the Peak Gold JV has completed the geotechnical drilling that it began in the last quarter of 2020. The geotechnical information collected will be incorporated into the overall pit design and mine plan. The Peak Gold JV also completed 32,207 core feet of in-fill drilling, condemnation drilling, exploration, and drilling of a monitoring well.

2020 Drilling Program. During the quarter ended December 31, 2020, the Peak Gold JV spent approximately $3.0 million on drilling, metallurgical testing, environmental and permitting work, engineering studies, and other related work for the Manh Choh Project. The Peak Gold JV commenced drilling on November 22, 2020 and continued through December 19, 2020. The Peak Gold JV completed 10 core holes for metallurgical testing with a total drill length of approximately 2,800 feet. Three geotechnical holes were completed with total drill length of approximately 1,800 feet.

The map below shows the location of the 2020 and 2021 drilling programs:

Geochemical Analysis and Security

All samples from the Phase II and III 2017 program, Phase I 2018 program, and the 2019 program were prepared for assay by Bureau Veritas Minerals at their facilities in Fairbanks, Alaska and analyzed at their Vancouver, British Columbia and Reno, Nevada facilities. Analytical work consisted of gold by fire assay with atomic absorption finish plus multi-element inductively coupled plasma atomic emission spectrography (ICP-AES) analyses using 4-acid digestion. All samples collected in the Phase II and III 2017, Phase I 2018, and the 2019 program were cataloged in the field and shipped via ground transport directly to Bureau Veritas Minerals’ preparation facility in Fairbanks by an Avalon contractor. The Company believes the parties working on sampling of the Peak Gold JV Property followed industry accepted procedures for sample preparation, analysis and security.

All samples from the 2020 and 2021 programs were prepared and analyzed by ALS Minerals. Receipt and sample preparation was performed at their facilities in Fairbanks, Alaska, and Whitehorse, Yukon. A third-party expeditor was contracted to move the samples from Tok to the ALS Minerals sample preparation facilities, in Fairbanks, Alaska and Whitehorse, Yukon. Pulps samples were analyzed at both the Reno, Nevada, and Vancouver, British Columbia laboratories. Analytical work consisted of; gold by fire assay, with an atomic absorption (AA) finish, gold by fire assay with gravimetric finish, for all assays greater than 5 ppm Au, multi-element determination for 34 elements by 4-acid digest and inductively coupled plasma- atomic emission spectroscopy (ICP-AES). A subset of samples were selected for carbonate determination, by perchloric acid and coulometric titration. Samples were collected at the leased warehouse in Tok, Alaska.

Sampling, Analysis and Security

During 2019, Avalon inserted 88 blanks, 397 standards, 54 duplicates and 54 replicates into the flow of rock, soil, RC and drill core samples prior to shipment to the analytical labs. Blanks consisted of Browns Hill Quarry basalt. Twenty different commercial standards provided by Analytical Solutions and Rocklabs were used during 2019 (through August 23, 2019). Values in these standards ranged from 0.016 ppm to 6.66 ppm gold. The quality assurance/quality control procedure was completed on-site at the Avalon warehouse in Tok, Alaska.

During 2020 and 2021, prior to shipping, reverse circulation and drill core samples staff inserted blanks and standards at a rate of 5% and collected field duplicates at a rate of 3% of total sample volume. ALS Minerals collected and analyzed 0.5% of samples as crush duplicates and 2% of samples as pulp duplicates, per the sample preparation procedures. Blank material was sourced of Brown’s Hill Quarry Basalt. Certified reference material (CRM) for gold were sourced from OREAS, as prepackaged 60 g satchets. For the 23 different CRM materials used, the gold concentration, ranged from 0.016 ppm to 7.66 ppm Au. The quality assurance/quality control procedure was completed by Kinross staff.

Mineral Resources on the Peak Gold JV Property

In April 2021, the Company obtained a Technical Report Summary for the Manh Choh Project prepared by John Sims, C.P.G., and Sims Resources LLC (collectively, “Sims”) as of December 31, 2020 (the “Technical Report”). The Technical Report was prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K (the “SEC Mining Modernization Rules”).

The below tables from the Technical Report summarizes mineral resource estimates for the Manh Choh Project on the Peak Gold JV Property as of December 31, 2020 (on a 100% basis as held by the Peak Gold JV, and a 30% basis corresponding to the Company’s ownership interest in the Peak Gold JV):

Summary of Mineral Resources as of December 31, 2020

(Peak Gold JV’s 100% Ownership)

Category	Tonnage (000 t)	Grade (g/t Au)	Contained Metal (000 oz Au)	Grade (g/t Ag)	Contained Metal (000 oz Ag)	Grade (g/t AuE
Measured	473	6.4	97	16.7	254
Indicated	8,728	4.0	1,111	14.1	3,945

Total Measured + Indicated	9,201	4.1	1,208	14.2	4,199
Inferred	1,344	2.7	116	16.1	694

Summary of Mineral Resources as of December 31, 2020

(Contango’s 30% Attributable Ownership)

Category	Tonnage (000 t)	Grade (g/t Au)	Contained Metal (000 oz Au)	Grade (g/t Ag)	Contained Metal (000 oz Ag)	Grade (g/t AuE
Measured	142	6.4	29	16.7	76
Indicated	2,618	4.0	333	14.1	1,183

Total Measured + Indicated	2,760	4.1	362	14.2	1,260
Inferred	403	2.7	35	16.1	208

Notes:

1.	The definitions for Mineral Resources in the SEC Mining Modernization Rules were followed for Mineral Resources.
2.	The point of reference for the Mineral Resources is in situ.
3.	Mineral Resources are estimated at a cut-off value of US$28 NSR/t and US$30 NSR/t.
4.	Mineral Resources are estimated using a long-term gold price of US$1,400 per ounce Au, and US$20 per ounce Ag.
5.	Metallurgical recoveries were 90% Au and 52% Ag for the Main+West Zone and 94% Au and 60% Ag for the North Zone.
6.	Silver equivalents are reported using a ratio of 70 oz silver per 1 oz gold.
7.	Bulk density is 2.75 t/m3.
8.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
9.	Numbers may not add due to rounding.

The above tables are qualified in their entirety by the Technical Report, and should be read in conjunction with the Technical Report, as well as the warnings and disclaimers set forth in the section entitled “Notice Regarding Mineral Disclosure”.

Community Affairs

In April 2015, the Peak Gold JV entered into a Community Support Agreement (as amended, the “Support Agreement”) with the Tetlin Village for a one-year period, which was extended for two additional two-year periods under the same terms. Under the extended Support Agreement, the Peak Gold JV provided payments to the Tetlin Village four times during the year for an aggregate amount of $110,000 through January 1, 2017, and an additional $100,000 each year through January 1, 2020. The Support Agreement has been extended for two additional one-year periods under the same terms. Under the latest extension, the Peak Gold JV will provide payments to the Tetlin Village four times during the year for an aggregate amount of $100,000 through January 1, 2022. The Support Agreement defines agreed uses for the funds and auditing rights regarding use of funds. In addition, the Peak Gold JV supports the Tetlin Village in maintenance of the village access road, which is used by the Peak Gold JV in furtherance of the Manh Choh Project.

Lucky Shot Property

Location of and Access to the Lucky Shot Property

The Lucky Shot Property, acquired by the Company through its acquisition of Alaska Gold Torrent, LLC in August 2021, covers three former producing gold mines in the Willow Mining District located in the southern Talkeetna Mountains of south central Alaska and covering an area of approximately 175 square kilometers. The three former mines include the Coleman, Lucky Shot and War Baby mines, located along a continuous low angle structural zone occupied by a series high-grade quartz vein hosting free gold and minor sulfide and telluride mineralization. The Lucky Shot project consists of a mine site located 180 road kilometers (112 road miles) north of Anchorage, Alaska, and a processing site located about 48 road kilometers (30 road miles) west of the mine site. There is established infrastructure providing access to the Lucky Shot Property, including road access between the mine site and plant site via unsealed secondary road, sealed 2-lane highway, and the 4-lane Parks Highway connecting Anchorage and Fairbanks.

Geology

The Willow Creek Mining District straddles the margin of a granodiorite batholith that forms the Talkeetna Mountains and is bounded on the south by the Castle Mountain fault system. The Lucky Shot vein system was determined to be continuous from the War Baby to the Coleman across the project area – a distance of approximately 1.6 kms (1 mile), with two high-angle faults structures segmenting the vein into three blocks (i.e. the Coleman block, Lucky Shot block and War Baby block). A third fault structure further east was determined to separate the War Baby block from drilling that intersected the vein structure in what is known as the Murphy block – extending the known vein structure another 600 meters (~2000’) further east. Between the Coleman and War Baby mines the vertical and lateral offset is a few meters up to tens of meters which allowed historic mining to continue across faults in a near-continuous manner. This similar magnitude of vertical and lateral displacement is defined as an oblique-slip fault and is typical of a transpressional structural environment. District geologic mapping shows that the Castle Mountain fault is a major regional strike slip fault and that the Hatcher Pass Fault is a sympathetic fault that places a thick section of Cretaceous schists up against a rigid body made up of the late Cretaceous Willow Creek batholith. The Company believes the contact environment between these two disparate lithologies is an ideal location for low angle, listric fault-controlled quartz vein hosted gold deposits, characteristic of the Willow district.

The three historic mines at the Coleman, Lucky Shot and War Baby properties are controlled by a continuous low angle, listric fault zone occupied by a series of quartz veins and sheared breccia zones from 1 meter wide up to several meters in width. The veins are hosted by a granodiorite composition intrusive rock which is part of the Willow Creek batholith described above. The quartz veins are central to a broader alteration zone that extends tens of meters adjacent to the veins and consists of sericite, chlorite, albite, leucoxene, and ankerite/siderite. The quartz veins contain native gold, pyrite, arsenopyrite, tetrahedrite-tennantite, sphalerite, galena, and various telluride minerals (coloradoite and nayagite have been identified).

The mines located in the Lucky Shot Property have historically produced minerals prior to their shut down in 1942 due to the World War II effort, after which little happened on the property until the 1980s when Enserch Exploration conducted an exploration program which included soil sampling, drilling, and underground exploration.

A qualified person (as defined by the SEC Mining Modernization Rules) has not done sufficient work to classify any historical estimates for the Lucky Shot Property in connection with past mineralization operations as a current estimate of mineral resources, mineral reserves or exploration results.

CORE Exploration Plan

CORE plans to re-establish access to drill the down-dip extension of the Lucky Shot and Coleman mines. The Company plans to either initiate construction of a road from the existing mine access road to the Lucky Shot tunnel entrance (a distance of approximately one quarter mile/400 meters) or extend the existing tunnel created during the Ensearch exploration program to access the same target area from underground. Once access has been established, the Company plans to refurbish the old underground workings, where the granodiorite host rock generally needs little support. The Company plans to then embark on a three-phase exploration plan. Phase 1 is expected to include 600 meters (~2,000’) of new 3mx4m (10’x12’) drift parallel to the vein. This will allow the Company to establish underground drill stations which can be used to conduct a detailed fan drilling program infilling mineralized vein that has already been identified by previous drilling by previous operators. The Company estimates that 2,400 meters (~7,800’) of diamond drilling will be necessary to define qualified resources that meet Securities and Exchange Commission standards for disclosure. The area targeted for drilling measures approximately 600 meters by 250 meters. In Phase 2, the Company anticipates a further extension of the Lucky Shot target area and a second cross-cut put in above the vein to continue to drill the vein further down dip. In Phase 3, the Company envisions extending the Ensearch tunnel (located approximately 500’ (~150 meters) below the Lucky Shot adit level and then extending the Ensearch tunnel to both the Lucky Shot and Coleman areas to provide access for future mine development of the entire Coleman-Lucky Shot portion of the vein system. These plans are preliminary in nature and subject to modification as the Company gathers additional information.

Contango Minerals Property

Compared to the exploration activities conducted to date on the Peak Gold JV Property, the Company, through its subsidiaries, has performed significantly less exploration work on the mining claims wholly owned by Contango Minerals, consisting of the Triple Z, Eagle/Hona, Shamrock, and Willow projects, all of which remain in the exploration stage. The Company plans to fund an approximately $3.0 million exploration program to explore for additional resources on the Triple Z and Eagle/Hona prospects in 2021, and field work on the Eagle/Hona and Shamrock prospects began in July 2021.

Triple Z Prospect

The Triple Z claims were originally staked in 2009 and the claim block expanded in 2011, and again in 2019, with the claim block now covering an area of approximately 14,800 acres immediately adjacent to the Alaska Highway to the south and west, and the Taylor Highway to the north and east. The area was identified as prospective for porphyry copper-gold- silver-molybdenum mineralization based on regional government sponsored stream sediment sampling. Surface rock (82 samples) and soil samples (115 samples) were collected in 2009. Follow up auger soil sampling completed between 2009 and 2011 identified a large-scale copper-gold-silver-molybdenum anomaly centered along a low-profile ridge with little to no outcrop. An airborne magnetic and resistivity survey conducted over the area in 2011 showed a coincident magnetic low and resistivity high (classic porphyry signatures) over the geochemically anomalous area. A follow up Induced Polarization (“IP”) survey conducted in 2019 across four orthogonal lines and outlined multiple IP anomalies broadly coincident with the soil and mag/resistivity anomalies. Drilling was completed in 2012 (before the IP survey) with six core holes drilled to depths ranging from 230 meters (755 feet) to 380 meters (1246 feet). Holes 1202 and 1204 encountered several zones of anomalous copper, gold and silver.

The Company has exploration targets that have not yet been drilled because the Company is waiting for a land transfer to be completed between the Bureau of Land Management and the State of Alaska. The Company has been working with the State and Federal agencies to prioritize this transfer because of the highly prospective drill-ready target. Once the land transfer is completed, the Company plans to drill this well-defined porphyry copper-gold-silver-molybdenum target, potentially in 2022.

Eagle/Hona Prospect

The Eagle/Hona prospect consists of two claim blocks, the Eagle and Hona blocks, which are immediately adjacent to each other and which the Company treats as a single prospect.

The 64,800-acre Eagle claim block was staked in 2012 and 2013 to cover favorable stratigraphy mapped along trend by state geologists. The Eagle block is underlain by similar geology as the northern Tetlin Hills and limited reconnaissance stream sediment and pan concentrate samples collected by Federal government agencies in the 1970’s revealed widespread copper and arsenic (a pathfinder element for gold) anomalies within the area now covered by the Eagle claims (gold was not analyzed for in the original government sampling). In 2013, a reconnaissance level stream sediment and pan concentrate sampling program was completed over most of the southern part of the Eagle claim block and identified an area over 10 kilometers along a northwest corridor where every creek draining the northeast slopes of the mountains are strongly anomalous in gold, arsenic and copper. Further sampling continued along the northwest trend shows additional anomalous creeks up towards the Dome prospect, albeit far fewer streams have been sampled.

The claim block that makes up the Hona portion of the Eagle/Hona prospect is located on Alaska state mining claims approximately 25 kilometers west of the Main Peak deposit and is immediately adjoining the Eagle claim block. A reconnaissance program was carried out on the Hona claim block in 2017, which consisted of 363 pan concentrate and 364 stream sediment samples. Anomalous gold and copper values were found during the 2017 program and in 2019 when follow-up reconnaissance work was completed. This effort consisted of taking 615 rock chip samples and surface mapping. The two programs identified three target areas, Hona 1, Hona 2 and Hona 3. Exploration drilling in 2019, consisting of two core holes, totaling 1,301 meters, tested a portion of the Hona 2 target. As part of the 2019 program, 1,006 line-km of helicopter-borne magnetic and VTEM survey was completed over a portion of the Hona Prospect.

Exploration activities on the Eagle/Hona prospect are still in the early stages, and follow up field exploration on the project began in July 2021. Field crews completed a regional follow up sampling and mapping program in August 2021 and have collected approximately 2,000 rock samples from outcrops and hand dug trenches on the Eagle/Hona claims blocks. Assay results should be available in the fourth calendar quarter of 2021.

Shamrock Prospect

In early 2021, The Company staked the Shamrock prospect in the Richardson Mining District located in central Alaska right along the Alaska Highway corridor approximately 70 miles from Fairbanks, Alaska. The property includes a total of 361 Alaska state mining claims covering approximately 52,700 acres and gives the Company a dominant land position in the Richardson district (see the map below). The property has excellent infrastructure being right along the Alaska Highway and adjacent to the Trans Alaska Pipeline with several gravel roads and ATV trails providing good access to entire property. In addition, a high-voltage power line traverses along the southern property boundary. This electrical grid provides power to the Pogo gold mine operated by Northern Star Resources Limited which produced approximately 175,000 ounces of gold in 2020 and is located approximately 50 miles to the northeast of the Shamrock property. During the 2021 field season, field crews have collected approximately 900 soil and rock samples from the claim block. Results are expected by the end of the fourth calendar quarter of 2021.

Placer gold was discovered in the Richardson District on Tenderfoot Creek in 1905 and alluvial mining has continued intermittently until as recently as 2010. The Richardson District produced over 100,000 ounces of gold since the early 1900s. The Richardson District is characterized by gentle slopes and broad, alluvium-filled valleys. The area is unglaciated but largely overlain by windblown loess, generally a few meters in thickness but locally up to 50 meters thick.

The Shamrock prospect is underlain by a series of metamorphic schists and gneisses that make up the Lake George Subterrane of the more broadly distributed Yukon Tanana Terrane across interior Alaska and the Yukon, which is host to a number of large gold deposits. Peak metamorphism occurred around 110 million years. Retrograde metamorphism resulted in cooling, gneiss dome formation and a transition from ductile deformation of the metamorphic fabric to brittle deformation, as well as a series of low-angle shears across the region. Mid- Cretaceous extension resulted in regional uplift and denudation of the metamorphic gneiss domes. Post-uplift plutonic activity often occurs along the margins of these domes where zones of extreme thinning are common. Two ages of intrusive activity are noted at 105 Ma and 85 Ma. Both mid-Cretaceous intrusive rocks are genetically related to lode gold mineralization.

There are three types of gold deposit types that the Company plans to explore for on the Shamrock prospect: (1) Gold in the low angle quartz veins characterized as “Pogo Type” mineralization; (2) Intrusive Related Gold deposits (IRG) associated with igneous intrusions where they intersect deep seated crustal structures; and (3) high level rhyolite intrusive dikes associated clay and silica alteration which occurs in the Democrat and Banner Dikes areas of the property.

The Shamrock prospect was previously owned by Coeur Mining, who inherited the property as a result of acquiring North Empire Resources for their Sterling Gold Project located in Nevada. The Richardson property (as it was referred to by Coeur Mining) was non-core, and the claims were dropped in 2020. Based on historic activity, there are a number of well- defined soil anomalies with limited drilling that remain under-explored.

Willow Prospect

The Willow claims staked in the third fiscal quarter of 2021 cover 9,232 acres of mineral rights on State of Alaska land located immediately north and east of the Lucky Shot Property owned by the Company’s wholly owned subsidiary, AGT. The Willow claims cover a number of historically active mines in the Willow Mining District that were all mandated to shut down as a result of the War Act in 1942. Very little exploration work has occurred since that time. The Company plans to conduct geologic mapping, geochemical sampling and geophysical surveys to identify potential exploration drill targets to find additional gold resources. Given the Willow claims’ location adjacent to the Lucky Shot Property, the Company treats these claims as an addition to, and expansion of, the Lucky Shot Property for purposes of its planned exploration activities.

Environmental Regulation and Permitting

Peak Gold JV Property

The Company believes that it and the Peak Gold JV are currently operating in compliance with all environmental regulations. While the Alaska Department of Natural Resources, Office of Project Management and Permitting coordinates the permitting of mine projects on state lands, it has no jurisdiction on Native American land such as the Tetlin Lease. However, the Peak Gold JV has voluntarily elected, with the concurrence of the Tetlin Tribal Council, to conduct its mineral exploration activities under the same terms and conditions as required on State of Alaska mining claims.

Hard Rock Exploration Permits and Temporary Water Use Permits covering past and planned activities on the Manh Choh Project were issued by the Alaska Department of Natural Resources to the Company and the Peak Gold JV and consist of the following multi-year permits (the “State Permits”):

1.

Alaska Hard Rock Exploration and Reclamation Permit #2626 covering exploration drilling activities on the Tetlin Lease. This permit now extends through December 31, 2 Peak Gold JV will submit a reclamation statement detailing reclamation actions taken and a letter of intent to do reclamation for the following year.

2.

Alaska Temporary Water Use Permit F2020-093, allowing a seasonal average water use of 21,600 gallons per day during the period May 20 to October 15. The perm authorizations are specific to Alaska Hard Rock Exploration permit #2626.

3.	Alaska Mining Permit Application (APMA) F192900 covering exploration activities for a 5-year period on the Hona Exploration Project was received on August 6, 2019.

4.	Alaska Department of Fish & Game (ADF&G), Habitat Division issued the Fish Habitat Permit FH19-III-0117 for activities associated with F192900 on June 4. The Fish Habit

5.	Alaska Department of Natural Resources (ADNR), Division of Mining, Land and Water issued a Temporary Water Use Authorization (TWUA) for the Hona exploration area

The State Permits were issued to the Company and assigned to the Peak Gold JV to cover its access road, drill pad and core drilling impacts. The Company does not anticipate that the Peak Gold JV will require additional permits from the State of Alaska for the remainder of the 2021 calendar year. Reclamation of surface disturbance, if any, associated with our exploration activities is conducted concurrently where required.

The Peak Gold JV also has received a Clean Water Act Nationwide Permit #6, Permit #POA-2013-286, from the U.S. Department of the Army Corps of Engineers with respect to the Peak Gold JV’s intended drilling and access-related disturbances on wetlands within the Tetlin Lease, which is valid through December 31, 2022. However, such lands were classified as wetlands more than 20 years ago and much of the land covered by such permit has since been burned by natural wildfires. As a consequence of the wildfires and natural habitat changes that have taken place since the wildfires, the Peak Gold JV Property may no longer be considered wetlands according to Corps of Engineers guidelines.

The Company began collecting baseline environmental data on the Manh Choh Project in 2012, and the Peak Gold JV has continued this process. The Peak Gold JV has not developed a comprehensive environmental permitting strategy as the Manh Choh Project remains in an exploration stage. If and when its exploration work is significantly advanced that additional baseline environmental studies and prefeasibility studies are desirable, the Peak Gold JV will be required to expend considerable funds and resources for an environmental impact statement and related studies to advance any mining project, including the Manh Choh Project.

Shamrock Prospect

Hard Rock Exploration Permits and Temporary Water Use Permits covering planned activities on the Shamrock Prospect were issued by the Alaska Department of Natural Resources to the Company and consist of the following multi-year permits (the “State Permits”):

1.

Alaska Hard Rock Exploration and Reclamation Permit #2849 covering exploration drilling activities on the Buck State Mining Claims. This permit now extends through Dec permit, the Company will submit a reclamation statement detailing reclamation actions taken and a letter of intent to do reclamation for the following year.

2.

Alaska Temporary Water Use Permit F2021-083, allowing a seasonal average water use of 21,600 gallons per day during the period June 1 to October 31. The perm authorizations are specific to Alaska Hard Rock Exploration permit #2849.

3.	Alaska Department of Fish & Game (ADF&G), Habitat Division issued the Fish Habitat Permit FH21-III-0147 for activities associated with F212849 on June 16, 2021. The 2025.

The State Permits were issued to Contango Minerals Alaska, LLC to cover its access road, drill pad and core drilling impacts. Reclamation of surface disturbance, if any, associated with our exploration activities is conducted concurrently where required.

Additional Permit Conditions

Any future mining operations undertaken by the Company or the Peak Gold JV are subject to local, state, tribal, and federal regulation governing environmental quality and pollution control, including air quality standards, greenhouse gas, waste management, reclamation and restoration of properties, plant and wildlife protection, cultural resource protection, handling and disposal of radioactive substances, and employee health and safety. Extraction of mineral ore is subject to stringent environmental, health, and safety regulation by state and federal authorities, including the United States Environmental Protection Agency (“EPA”), and may also be subject to additional regulation of local and tribal authorities. Such regulation can increase the cost of planning, designing, constructing, installing and operating mining facilities or otherwise delay, limit or prohibit planned operations.

Significant fines and penalties may be imposed for failure to comply with environmental laws. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances. In addition, the Company and the Peak Gold JV may be subject to claims alleging personal injury or property damages as a result of alleged exposure to hazardous substances or other environmental impacts.

The Federal Mine Safety and Health Act of 1977 and regulations promulgated thereunder, and the State of Alaska Department of Labor and Workforce Development, impose a variety of health and safety standards on numerous aspects of employee working conditions related to mineral extraction and processing operations, including the training of personnel, operating procedures and operating equipment. In addition, the Company and the Peak Gold JV may be subject to additional state and local mining standards. The Company believes that it and the Peak Gold JV currently are in compliance with applicable mining standards; however, the Company cannot predict whether changes in standards or the interpretation or enforcement thereof will have a material adverse effect on the Company’s or the Peak Gold JV’s business, financial condition or otherwise impose restrictions on its ability to conduct mining operations.

A typical time frame for baseline environmental studies and permitting for a gold mine in Alaska may consume a decade or more. There are numerous state and federal permits and authorizations required from many different state and federal agencies. Federal legislation and regulations adopted and administered by the EPA and other governmental or tribal authorities, Forest Service, Bureau of Land Management, Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, legislation such as the CWA, Safe Drinking Water Act, CAA, National Environmental Policy Act, Migratory Bird Treaty Act, Endangered Species Act, RCRA and CERCLA and various laws and regulations administered by the State of Alaska including the Alaska Department of Fish and Game, the Alaska Department of Environmental Conservation, Alaska Department of Transportation and Public Facilities and the Alaska Department of Natural Resources, have a direct bearing on exploration and mining operations conducted in Alaska. The scope, breadth and complexity of these regulations make the process for preparing and obtaining approval of a plan of operations much more time-consuming, expensive, and uncertain. The Alaska Department of Natural Resources coordinates the permitting of mining operations in the State of Alaska, has developed a process to integrate federal, state and local government requirements to obtain mine permits, and also provides an opportunity for public comment. Plans of operation will be required to include detailed baseline environmental information and address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to a new standard of review by the U.S. Bureau of Land Management, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated.

CERCLA, also known as the “superfund” law, and analogous state laws impose liability, regardless of fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include the current or previous owner and operator of a site where a hazardous substance has been disposed and persons who disposed or arranged for the disposal of a hazardous substance at a site, or transported a hazardous substance to a site for disposal. CERCLA also authorizes the EPA and, in some cases, private parties to take actions in response to threats to the public health or the environment and to seek recovery from such responsible classes of persons of the costs of such an action. The Company’s and the Peak Gold JV’s mining operations may generate wastes that fall within CERCLA’s definition of “Hazardous Substances”, and, thus, subject the Company or the Peak Gold JV to CERCLA liability.

Finally, environmental, social, and governance (“ESG”) goals and programs, which typically include extralegal targets related to environmental stewardship, social responsibility, and corporate governance, have become an increasing focus of investors, shareholders and activists across many industries. While reporting on ESG metrics remains voluntary, access to capital and investors is likely to favor companies with robust ESG programs in place. In addition, if ESG metrics and/or reporting become mandatory, the Company’s and the Peak Gold JV’s costs of planning, designing, constructing, operating, and maintaining their mining facilities and associated operations and the costs of their compliance obligations in connection with those facilities and operations could increase.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Common Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2021, there were 6,685,746 shares of our common stock outstanding, all of which are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities. The common stock is not subject to redemption.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company (the “Board”) and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Other Rights

The holders of our common stock have no preemptive rights and no rights to convert their common shares into any other securities, and our common shares are not subject to any redemption or sinking fund provisions.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance. As of September 30, 2021, there were no shares of preferred stock issued and outstanding. In addition, in connection with the adoption of the Rights Agreement (defined below), effective September 23, 2020, the Company filed a Certificate of Designations of Series A-1 Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 100,000 shares of Series A-1 Junior Participating Preferred Stock.

Stock Options and Warrants

As of September 30, 2021, we had no outstanding warrants to purchase shares of common stock. As of September 30, 2021, we had 100,000 options to purchase shares of common stock outstanding, which were issued under the Company’s Amended and Restated 2010 Equity Compensation Plan, as amended. We have in the past issued, and may in the future issue restricted shares of common stock to certain officers and directors and to third-party consultants.

Rights Plan

On September 23, 2020, the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) entered into a limited duration stockholder rights agreement (the “Rights Agreement”). On September 21, 2021, the Board of Directors of the Company approved an amendment to the Rights Agreement to extend the expiration date of the Rights Agreement to September 22, 2022.

Pursuant to the Rights Agreement, the Board declared a dividend of one preferred stock purchase right (a “Right”) for each share of the Company’s common stock, par value $0.01 per share, of the Company, held of record as of October 5, 2020 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $100.00, subject to certain adjustments (as adjusted from time to time, the “Exercise Price”). The description and terms of the Rights are set forth in the Rights Agreement.

Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing (A) that a person has, or group of affiliated or associated persons have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the Company’s outstanding shares of common stock, subject to certain exceptions, or (B) that discloses information which reveals the existence of an Acquiring Person or (ii) the close of business on the tenth business day after the commencement by any person of, or the first public announcement of the intention of any person to commence, a tender offer or exchange offer or other transaction, the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts or their affiliates or associates.

No person that, together with all affiliates and associates of such person, is the beneficial owner of common stock representing less than 20% of the common stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) of the General Rules and Regulations under the Exchange Act, as in effect at the time of the public announcement of the declaration of the Rights with respect to the common stock beneficially owned by such person (a “13G Investor”), shall be deemed to be an “Acquiring Person”; provided, that a person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act or (ii) becomes no longer entitled to file a statement on Schedule 13G pursuant to Rule 13d-1(b) (the earlier to occur of (i) and (ii), the “13D Event”), and such person shall be an Acquiring Person if it is the beneficial owner (together with all affiliates and associates) of 18% or more of the common stock then outstanding at any point from and after the time of the 13D Event; provided, however, such person shall not be an Acquiring Person if (i) on the first Business Day (as defined in the Rights Agreement) after the 13D Event such person notifies the Company of its intent to reduce its beneficial ownership to below 18% as promptly as practicable and (ii) such person reduces its beneficial ownership (together with all affiliates and associates of such person) to below 18% of the common stock then outstanding as promptly as practicable (but in any event not later than 10 days after such 13D Event); provided, further that such person shall become an “Acquiring Person” if after reducing its beneficial ownership to below 18%, it subsequently becomes the beneficial owner of 18% or more of the common stock then outstanding or if, prior to reducing its beneficial ownership to below 18%, it increases (or makes any offer or takes any other action that would increase) its beneficial ownership of the then-outstanding common stock above the lowest beneficial ownership of such person at any time during such ten-day period.

With respect to certificates representing shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the common stock. Until the earlier of the Distribution Date and the Expiration Date (as defined below), the transfer of any shares of common stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) the close of business on September 22, 2022, unless extended prior to expiration; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the occurrence of certain transactions (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, in each case, paid to holders of common stock during such period. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock having a market value of two times the Exercise Price.

In the event that, after a person or a group of persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, of 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the then-current Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of persons which will have become void), in whole or in part, at an exchange ratio of one share of common stock per outstanding Right (subject to adjustment).

At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right held.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting s the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employ

•	on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding vo stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•	eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnif permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders m and also specify requirements as to the form and content of a stockholder’s notice; and

•	do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for ele

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Ticker Symbol

Our common stock is traded on the OTCQB Tier of the OTC Markets Group Inc. under the symbol “CTGO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

Description of Warrants

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exerci

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an overallotment privilege to the extent the

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription right

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information”.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, warrants, subscription rights, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, warrants, or subscription rights, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferr

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale by the Kenneth R Peak Marital Trust, who we refer to in this prospectus as the “selling stockholder,” of up to 415,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The shares of our common stock included in this prospectus were originally acquired by Kenneth R. Peak, the Company’s former Chairman, (i) in private placements of our common stock, or (ii) upon the exercise or vesting of previously issued awards granted under a compensatory plan or arrangement with us. The shares were transferred to the selling stockholder following Mr. Peak’s death on April 19, 2013. Donna Peak, Mr. Peak’s spouse, is the sole trustee and executor of the selling stockholder.

The information contained in the table below in respect of the selling stockholder (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholder and has not been independently verified by us. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholder will sell all or any of these shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which the selling stockholder provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. The selling stockholder has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the selling stockholder.

	Shares of common stock beneficially owned prior to the offering		Shares of common stock to be offered
Name of selling stockholder
	Number	Percentage
Kenneth R. Peak Marital Trust	788,102	11.8%	415,000

(1)	Based on 6,685,746 shares of common stock outstanding as of September 30, 2021.

PLAN OF DISTRIBUTION

We and/or the selling stockholder may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or int otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sales Through Underwriters or Dealers

We and/or the selling stockholder may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We and/or the selling stockholder, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

The applicable prospectus supplement will describe any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or the selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We and/or the selling stockholder may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or the selling stockholder sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Other Services

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Dallas and Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of June 30, 2021 and June 30, 2020, and the financial statements of Peak Gold, LLC as of December 31, 2020 and June 30, 2020 and 2019 incorporated in this prospectus by reference from Contango ORE, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2021 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information appearing in this prospectus concerning estimates of our mineral resources for the Manh Choh Project was derived from the Technical Report, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the property that is the subject of the Technical Report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.

Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 31, 2021;

•	our Current Reports on Form 8-K filed with the SEC on August 25, 2021, September 22, 2021; and October 21, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2021; and

•	the description of our shares of common stock contained in Exhibit 99.1 filed with our Current Report on Form 8-K on October 21, 2021, including any amendment o description.

These reports contain important information about us, our financial condition and our results of operations.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

3700 Buffalo Speedway,

Houston, Texas 77098

Attention: Corporate Secretary

(713) 877-1311

We also maintain a website at www.contangoore.com. However, the information on our website is not part of this prospectus.

Contango ORE, Inc.

$

     Units

PROSPECTUS SUPPLEMENT

Joint Book Runners

Canaccord Genuity	Cormark Securities Inc.

   , 2024.